As filed with the Securities and Exchange Commission on August 15, 2023

Registration No. 333-273642

Registration No. 333-273642-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEVRON CORPORATION	CHEVRON U.S.A. INC.

(Exact Name of registrant as specified in its charter)

Delaware	Pennsylvania
(State or other jurisdiction of incorporation or organization)
2911	2911
(Primary Standard Industrial Classification Code Number)
94-0890210	25-0527925
(I.R.S. Employer Identification No.)
CHEVRON CORPORATION 6001 Bollinger Canyon Road, San Ramon, California 94583 (925) 842-1000	CHEVRON U.S.A. INC. 6001 Bollinger Canyon Road, San Ramon, California 94583 (925) 842-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary A. Francis, Esq.

Corporate Secretary and Chief Governance Officer

Chevron Corporation

6001 Bollinger Canyon Road,

San Ramon, California 94586

(925) 842-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000	Craig B. Brod, Esq. Helena K. Grannis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: The offering of the securities will commence promptly following the filing of the Registration Statement. No tendered securities will be accepted for exchange until after this Registration Statement has been declared effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act of 1933, as amended (the “Securities Act”) registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2023

PROSPECTUS

CHEVRON CORPORATION	CHEVRON U.S.A. INC.

Offer to Exchange

$750,000,000 of 5.750% Senior Notes due 2026 of PDC Energy, Inc.

and Solicitation of Consents to Amend the Related Indenture

Early Participation Date: 5:00 p.m., New York City Time, August 18, 2023, unless extended

Expiration Date: One Minute After 11:59 p.m., New York City Time, on September 1, 2023, unless extended

We are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted 5.750% Senior Notes due 2026 (the “Old Notes”) issued by PDC Energy, Inc. (“PDC”) for 5.750% Senior Notes due 2026 (the “CUSA Notes”) to be issued by Chevron U.S.A. Inc. (“CUSA”) to be fully and unconditionally guaranteed on a unsecured basis by Chevron Corporation as described in the table below.

Aggregate Principal Amount (mm)	Title of Old Notes	Issuer	CUSIP No.	Title of Notes to be Issued by CUSA and Guaranteed by Chevron Corporation	Exchange Consideration(1)	Early Participation Premium(2)	Total Consideration(1)(2)(3)
$750	5.750% Senior Notes due 2026	PDC Energy, Inc.	69327RAJ0	5.750% Senior Notes due 2026	$970 of CUSA Notes	$30 of CUSA Notes and $1 in cash	$1,000 of CUSA Notes and $1 in cash

(1)	Consideration in the form of principal amount of CUSA Notes per $1,000 principal amount of Old Notes validly tendered and accepted for exchange, subject to any rounding as described herein.
(2)	Consists of $30 principal amount of CUSA Notes and $1 of cash per $1,000 principal amount of Old Notes validly tendered and not validly withdrawn prior to the Early Participation Date.
(3)	Includes the Early Participation Premium (as defined below) for Old Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on August 18, 2023, unless extended by us, in our sole discretion, (such date and time, as it may be extended, the “Early Participation Date”), and not validly withdrawn, holders of such Old Notes will be eligible to receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of the CUSA Notes (the “CUSA Notes”) and $1 of cash. The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of the CUSA Notes per $1,000 principal amount of Old Notes and $1 of cash per $1,000 principal amount of Old Notes. No additional payment will be made for a holder’s consent to the proposed amendments to the PDC Indenture.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders of such Old Notes will be eligible to receive only the exchange consideration set out in the table above, which consists of $970 principal amount of CUSA Notes for each $1,000 of Old Notes tendered (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium.

Holders may not tender their Old Notes pursuant to the exchange offer without delivering a consent with respect to such Old Notes tendered pursuant to the consent solicitation, and holders may not deliver a consent pursuant to the consent solicitation without tendering the related Old Notes pursuant to the exchange offer. If a holder of Old Notes validly tenders its Old Notes, it will be deemed to have delivered its consent to the proposed amendments in the consent solicitation with respect to the principal amount of such tendered Old Notes.

Tenders of Old Notes in connection with the exchange offer may be withdrawn at any time prior to the Expiration Date of the exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless we are otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to 5:00 p.m., New York City time, on August 18, 2023, unless extended by us, in our sole discretion (such date and time, as it may be extended, the “Consent Revocation Deadline”), but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the PDC Indenture (as defined below), and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents, and your consents will continue to be deemed delivered.

CUSA Notes issued in exchange for the Old Notes will have an interest rate and maturity that is identical to the interest rate and maturity of the Old Notes, as well as identical interest payment dates and substantially identical optional redemption provisions. No accrued but unpaid interest will be paid on the Old Notes in connection with the exchange offer. However, interest on the CUSA Notes will accrue from and including May 15, 2023, the most recent interest payment date of the Old Notes. The principal amount of CUSA Notes you will receive pursuant to the Exchange Offer will be rounded downwards to the nearest integral multiple of $1,000. No additional consideration will be paid in lieu of fractional CUSA Notes not received as a result of such rounding down. The exchange offer will expire one minute after 11:59 p.m., New York City time, on September 1, 2023, unless extended (such date and time as they may be extended, the “Expiration Date”). You may withdraw tendered Old Notes at any time prior to the Expiration Date. As further described in this prospectus, if your valid withdrawal of your tendered Old Notes occurs after the Consent Revocation Deadline, you will not be able to revoke the consent to the proposed amendments described below. As of the date of this prospectus, there was $750,000,000 aggregate principal amount of outstanding Old Notes.

Concurrently with the exchange offer, we are also soliciting consents (the “consent solicitation”) from each holder of the Old Notes, on behalf of PDC, upon the terms and conditions set forth in this prospectus, to certain proposed amendments (the “proposed amendments”) to the Old Notes and the PDC Indenture, to be governed by the first supplemental indenture (a form of which is attached as Exhibit 4.2 hereto), to the Indenture dated as of November 29, 2017, among PDC, PDC Permian, Inc., as guarantor and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “PDC Trustee”), relating to 5.750% Senior Notes due 2026 (the “PDC Indenture”).

You may not consent to the proposed amendments to the PDC Indenture without tendering your Old Notes in the exchange offer, and you may not tender your Old Notes for exchange without consenting to the proposed amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the PDC Indenture, as further described under “The Proposed Amendments.” You may revoke your consent to the proposed amendments at any time prior to the Consent Revocation Deadline by withdrawing the Old Notes you have tendered prior to the Consent Revocation Deadline but you will not be able to revoke your consent after the Consent Revocation Deadline, as further described in this prospectus.

The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation,” including the closing of the Merger (as defined herein), which occurred on August 7, 2023 and that the holders of a majority of the outstanding Old Notes have validly tendered and not validly withdrawn such Old Notes in the exchange offer. We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”). All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date.

Subject to applicable law, we reserve the right to terminate, withdraw or amend the exchange offer and the consent solicitation at any time and from time to time, as described in this prospectus.

We plan to issue the CUSA Notes promptly on or about the first business day following the Expiration Date (the “Settlement Date”). The Old Notes are not, and the CUSA Notes will not be, listed on any securities exchange.

This investment involves risks. Prior to participating in the exchange offer and consenting to the proposed amendments, please see the section entitled “Risk Factors” beginning on page 23 of this prospectus for a discussion of the risks that you should consider. Additionally, see the “Risk Factors” in Chevron Corporation’s Form 10-K for the fiscal year ended December 31, 2022 and Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which are incorporated by reference herein, to read about factors you should consider before investing in the CUSA Notes.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of Chevron Corporation, CUSA, PDC, the exchange agent and information agent (each as defined below), the PDC Trustee, the CUSA Trustee (as defined below), or the dealer manager and solicitation agent makes any recommendation as to whether holders of Old Notes should exchange their notes in the exchange offer or deliver consents to the proposed amendments to the PDC Indenture.

The dealer manager for the exchange offer and solicitation agent for the consent solicitation for the Old Notes is:

Barclays

The date of this prospectus is                 , 2023

i

ABOUT THIS PROSPECTUS

Except as otherwise indicated or the context otherwise requires, references to “Chevron” or “the Company” refer to Chevron Corporation and its consolidated subsidiaries, including CUSA. Each of Chevron Corporation and CUSA, exclusive of their respective subsidiaries, is referred to as a “registrant,” and together as the “registrants.” References to “we,” “us” or “our” are to CUSA and Chevron Corporation collectively. With respect to the CUSA Notes, the term “issuer” means CUSA, exclusive of its subsidiaries. With respect to the Guaranty (as defined below), the term “Guarantor” means Chevron Corporation, exclusive of its subsidiaries, as guarantor of debt securities offered by CUSA.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We, the dealer manager and the solicitation agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in Chevron’s affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Chevron’s business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the Commission. Prior to making any decision with respect to the exchange offer and consent solicitation, you should read this prospectus, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and therein, contains forward-looking statements relating to Chevron’s operations and energy transition plans that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond Chevron’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of any such statement. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for Chevron’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which Chevron operates; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; disruptions in Chevron’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which Chevron operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of Chevron’s suppliers, vendors, partners and equity affiliates; the inability or failure of Chevron’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of Chevron’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond Chevron’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the ability to successfully consummate the exchange offer; the ability to successfully integrate the operations of Chevron and PDC Energy and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; Chevron’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of Chevron’s operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; the receipt of required authorizations by Chevron Corporation’s board of directors to implement capital allocation strategies, including future stock repurchase programs and dividend payments; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; Chevron’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; the outcome of the exchange offer and consent solicitation described herein; and other risk factors set forth under the heading “Risk Factors” in this prospectus, Chevron Corporation’s proxy statement/prospectus on Form S-4 filed with the Commission on June 20, 2023, June 29, 2023, and July 5, 2023, Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022, Chevron Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and in subsequent filings with the Commission. Other unpredictable or unknown factors not discussed or incorporated by reference in this prospectus could also have material adverse effects on forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

Chevron Corporation and PDC each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website that contains reports, proxy statements and other information regarding Chevron Corporation and PDC, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Chevron Corporation and CUSA have filed with the SEC a registration statement on Form S-4, of which this prospectus forms a part. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Chevron, CUSA and PDC, respectively. The rules and regulations of the SEC allow Chevron Corporation, CUSA and PDC to omit certain information included in the registration statement from this prospectus.

In addition, the SEC allows Chevron Corporation, CUSA and PDC to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus incorporates by reference the documents listed below that Chevron Corporation and PDC have previously filed with the SEC. They contain important information about the companies and their financial condition.

Chevron Corporation SEC Filings

•	Annual report on Form 10-K for the year ended December 31, 2022;

•

The information contained in Chevron Corporation’s Definitive Proxy Statement on  Schedule 14A, filed with the Commission on April 12, 2023 and incorporated into Part III of Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022;

•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023; and

•

Current reports on Form 8-K filed on January 27, 2023 (two filings), May 22, 2023, June  2, 2023, July  26, 2023 and August 7, 2023 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

PDC SEC Filings

•	Annual report on Form 10-K for the year ended December 31, 2022;

•

The information contained in PDC’s Definitive Proxy Statement on  Schedule 14A, filed with the Commission on April 12, 2023 and incorporated into Part III of PDC’s Annual Report on Form 10-K for the year ended December 31, 2022;

•	Quarterly reports on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023; and

•

Current reports on Form 8-K filed on May 19, 2023, May  22, 2023 (two filings), May 26, 2023, July  6, 2023, July 28, 2023, August 4, 2023 and August 7, 2023 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, Chevron Corporation and PDC incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the completion of the exchange offer and consent solicitation under this prospectus (excluding any current reports on

Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Chevron or PDC, as applicable, by requesting them in writing or by telephone as follows:

Chevron Corporation 6001 Bollinger Canyon Rd., Building A San Ramon, California 94583 Attention: Investor Relations Telephone: (925) 842-5690	PDC Energy, Inc. 1099 18th Street, Suite 1500 Denver, Colorado 80202 Attention: Corporate Secretary Telephone: (303) 860-5800

These documents are available from Chevron or PDC, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. You can also find information about Chevron and PDC at their internet websites at www.chevron.com and www.pdce.com, respectively. Information contained on these websites does not constitute part of this prospectus.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the exchange offer and consent solicitation. You should carefully read this entire prospectus, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Chevron Corporation and Chevron U.S.A. Inc.

Chevron Corporation, a Delaware corporation, is a global energy company with substantial business activities in the following countries: Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, Egypt, Equatorial Guinea, Israel, Kazakhstan, Mexico, Nigeria, the Partitioned Zone between Saudi Arabia and Kuwait, the Philippines, Republic of Congo, Singapore, South Korea, Thailand, the United Kingdom, the United States, and Venezuela.

Chevron Corporation manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in integrated energy and chemicals operations. Upstream operations consist primarily of exploring for, developing, producing and transporting crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; and a gas-to-liquids plant. Downstream operations consist primarily of refining crude oil into petroleum products; marketing of crude oil, refined products, and lubricants; manufacturing and marketing of renewable fuels; transporting crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives.

Chevron U.S.A. Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Chevron Corporation, and its subsidiaries manage and operate most of Chevron’s U.S. businesses, with assets including those related to the exploration and production of crude oil, natural gas and natural gas liquids and those associated with the refining, marketing, supply and distribution of products derived from petroleum, excluding most of the regulated pipeline operations of Chevron.

Chevron Corporation and CUSA’s executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583 (telephone: (925) 842-1000). Chevron Corporation’s common stock is publicly traded on the NYSE, under the ticker symbol “CVX.” Additional information about Chevron is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 4.

Summary Financial Information

The CUSA Notes described in this prospectus will be issued by CUSA and guaranteed by Chevron Corporation. Accordingly, and as presented in the disclosures set forth below, in respect of the CUSA Notes to be issued by CUSA and guaranteed by Chevron Corporation, the summary financial information is presented for Chevron Corporation, as Guarantor, excluding its consolidated subsidiaries, and CUSA, as the issuer, excluding its consolidated subsidiaries.

Both Chevron Corporation and CUSA manage substantially all of their operations through divisions, branches and/or their respective investments in subsidiaries and affiliates for which they provide administrative, financial, management and technology support. Accordingly, the ability of each of Chevron Corporation and CUSA to service their respective debt or guarantee obligations is also dependent upon the earnings of their respective subsidiaries, affiliates, branches and divisions, whether by dividends, distributions, loans or otherwise.

Please refer to the consolidated financial statements of Chevron Corporation in its Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 as filed with the Commission and incorporated by reference into this prospectus for further financial information regarding Chevron Corporation and its consolidated subsidiaries and CUSA and its consolidated subsidiaries, respectively.

The following summary financial information of Chevron Corporation and CUSA is provided in accordance with the reporting requirements of Rule 13-01 and Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”). The following summary financial information of Chevron Corporation and CUSA is presented on a combined basis and transactions between the combining entities have been eliminated. Financial information for non-guarantor entities has been excluded.

	Six Months Ended June 30, 2023	Year Ended December 31, 2022
	(Millions of dollars) (unaudited)
Sales and other operating revenues	$49,456	$126,911
Sales and other operating revenues—related party	21,547	50,082
Total costs and other deductions	49,036	121,757
Total costs and other deductions—related party	17,768	43,042
Net income (loss)	$7,531	$15,043

	At June 30, 2023	At December 31, 2022
	(Millions of dollars) (unaudited)
Current assets	$21,056	$28,781
Current assets—related party	13,851	12,326
Other assets	52,738	50,505
Current liabilities	21,225	22,663
Current liabilities—related party	123,815	118,277
Other liabilities	26,273	27,353
Total net equity (deficit)	$(83,668)	$(76,681)

PDC

PDC is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in west Texas. PDC’s operations in the Wattenberg Field are focused in the horizontal Niobrara and Codell plays and its Delaware Basin operations are primarily focused in the Wolfcamp zones. PDC is incorporated in Delaware. Its principal executive offices are located at 1099 18th Street, Suite 1500 Denver, Colorado 80202, and its telephone number is (303) 860-5800. PDC’s common stock is publicly traded on Nasdaq, under the ticker symbol “PDCE.” Additional information about PDC is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 4.

The Merger

On May 21, 2023, Chevron Corporation, Bronco Merger Sub Inc., a direct, wholly owned subsidiary of Chevron Corporation (“Merger Subsidiary”) and PDC entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, Merger Subsidiary will be merged with and into PDC, with PDC continuing as the surviving corporation and a direct, wholly owned subsidiary of Chevron Corporation (the “Merger”). The consummation of the exchange offer and consent solicitation is subject to, and conditioned upon, among other things, the closing of the Merger, which occurred on August 7, 2023. The parties’ obligations to complete the Merger are subject to a number of conditions, including the approval by the stockholders of PDC of a proposal to adopt the Merger Agreement. Consummation of the Merger is not subject to the completion of the exchange offer or the consent solicitation.

Questions and Answers about the Exchange Offer and Consent Solicitation

Q:	Why are we making the exchange offer and consent solicitation?

A:

We are conducting the exchange offer to simplify Chevron’s capital structure following the acquisition of PDC and to give existing holders of Old Notes the option to obtain securities issued by CUSA and guaranteed by Chevron Corporation, which will rank pari passu with CUSA’s other unsecured and unsubordinated debt securities. Chevron Corporation’s Guaranty will rank pari passu with Chevron Corporation’s other unsecured and unsubordinated indebtedness for borrowed money. We are conducting the consent solicitation to eliminate certain reporting requirements, restrictive covenants and events of default in the PDC Indenture and to amend certain other provisions in the PDC Indenture.

Q:	What will I receive if I tender my Old Notes in the exchange offer and consent solicitation?

A:

Subject to the conditions described in this prospectus, each Old Note that is validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date, and not validly withdrawn, will be eligible to receive a CUSA Note, which will accrue interest at the same interest rate, have the same interest payment dates, same optional redemption prices and same maturity date as the Old Note.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to the Early Participation Date, and not validly withdrawn, holders of such Old Notes will be eligible to receive the Total Consideration, which consists of $1,000 principal amount of CUSA Notes and $1 of cash (including the Early Participation Premium, which consists of $30 principal amount of CUSA Notes and $1 of cash), and in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders of such Old Notes will be eligible to receive only the Exchange Consideration, which consists of $970 principal amount of CUSA Notes for each $1,000 of Old Notes tendered.

The CUSA Notes will be issued under and governed by the terms of an indenture (the “CUSA Base Indenture”), dated as of August 12, 2020, by and among CUSA, as issuer, Chevron Corporation, as guarantor and Deutsche Bank Trust Company Americas, as trustee (the “CUSA Trustee”), as supplemented by the third supplemental indenture to be dated as of the Settlement Date (the “CUSA Notes Supplemental Indenture” and, together with the CUSA Base Indenture, the “CUSA Indenture”), as described under “Description of the CUSA Notes.”

The CUSA Notes will be issued only in denominations of $2,000 and whole multiples of $1,000 thereafter. See “Description of the CUSA Notes—Description of the CUSA Notes—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the exchange offer an amount of CUSA Notes below the minimum denominations of $2,000 and whole multiples of $1,000 thereafter. The principal amount of CUSA Notes you will receive pursuant to the Exchange Offer will be rounded downwards to the nearest integral multiple of $1,000. No additional consideration will be paid in lieu of fractional CUSA Notes not received as a result of such rounding down.

Instead of receiving a payment for accrued interest on Old Notes that you exchange, the CUSA Notes you receive in exchange for those Old Notes will accrue interest from (and including) May 15, 2023, the most recent interest payment date on those Old Notes. No accrued but unpaid interest will be paid with respect to Old Notes tendered for exchange.

You may not consent to the proposed amendments to the PDC Indenture without tendering your Old Notes in the exchange offer, and you may not tender your Old Notes for exchange without consenting to the proposed amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the PDC Indenture, as further described under “The Proposed Amendments.” You may revoke your consent to the proposed amendments at any time prior to the Consent Revocation Deadline by withdrawing the Old Notes you have tendered prior to the Consent Revocation Deadline, but you will not be able to revoke your consent after the Consent Revocation Deadline, as further described in this prospectus.

Q:	What are the proposed amendments to the PDC Indenture?

A:

The proposed amendments will modify or eliminate certain reporting requirements, restrictive covenants and events of default in the PDC Indenture, and amend certain other provisions in the PDC Indenture.

Assuming all other conditions of the exchange offer and consent solicitation are satisfied or waived, as applicable, the following sections or provisions (among others) under the PDC Indenture for the Old Notes will be deleted, modified, or amended:

•	Section 3.03 – Method and Effect of Redemption will be modified as described below;

•	Section 4.03 – Existence will be deleted;

•	Section 4.04 – Payment of Taxes and other Claims will be deleted;

•	Section 4.05 – Maintenance of Properties and Insurance will be deleted;

•	Section 4.06 – Incurrence of Indebtedness and Issuance of Preferred Stock will be deleted;

•	Section 4.07 – Restricted Payments will be deleted;

•	Section 4.08 – Limitation on Liens will be deleted;

•	Section 4.09 – Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries will be deleted;

•	Section 4.10 – Subsidiary Guarantees will be deleted;

•	Section 4.11 – Offer to Repurchase upon a Change of Control Triggering Event will be deleted;

•	Section 4.12 – Asset Sales will be deleted;

•	Section 4.13 – Limitation on Transactions with Affiliates will be deleted;

•	Section 4.14 – Designation of Restricted and Unrestricted Subsidiaries will be deleted;

•	Section 4.15 – Reports will be deleted;

•	Clauses (c) and (d) of Section 4.16 – Reports to Trustee will be deleted;

•	Section 4.17 – Covenant Suspension will be deleted;

•

Clauses (a)(C) and (D) of Section 5.01 – Merger, Consolidation or Sale of Substantially All Assets, specifying certain conditions to consolidations, mergers, conveyances or other disposals of all or substantially all of PDC’s property or assets will be deleted;

•	Clause (a)(3) of Section 6.01 – Events of Default will be amended by deleting the following words: “or to consummate a purchase of Notes when required pursuant to Sections 4.11 or 4.12;” and

•

Clauses (a)(4), (5), (6), (7) and (9) of Section 6.01 – Events of Default, relating to covenant or warranty breaches, cross-acceleration rights, defaults related to certain bankruptcy events and judgments) will be deleted.

Section 3.03 of the PDC Indenture will be amended so that a redemption notice may be provided between 10 days and 60 days before a date for redemption instead of between 30 days and 60 days as provided in the PDC Indenture, except that notices of redemption for fewer than all of the Old Notes must be mailed or delivered at least 30 days prior to a redemption date.

The proposed amendments would amend the PDC Indenture, the Old Notes and any exhibits thereto, to make certain conforming or other changes to the PDC Indenture, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The elimination or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit PDC and its respective subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Old Notes. The CUSA Notes offered hereby will have the same covenants and other corresponding provisions as CUSA’s existing notes. See “Comparison of the CUSA Notes and the Old Notes,” The Exchange Offer and Consent Solicitation,” “The Proposed Amendments” and “Description of the CUSA Notes.”

Q:	What are the consequences of not participating in the exchange offer and consent solicitation prior to the Early Participation Date?

A:

Holders that fail to validly tender their Old Notes prior to the Early Participation Date but who do so prior to the Expiration Date and do not validly withdraw their Old Notes before the Expiration Date will be eligible to receive the Exchange Consideration, which consists of $970 principal amount of each $1,000 of CUSA Notes, but not the Early Participation Premium, which would consist of an additional $30 principal amount of CUSA Notes and $1 of cash. If you validly tender Old Notes prior to the Early Participation Date, you may validly withdraw your tender any time before the Expiration Date, but you will not be eligible to receive the Early Participation Premium unless you validly re-tender before the Early Participation Date.

Upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents (as defined under the heading “The Proposed Amendments”), it is anticipated that PDC and the PDC Trustee will execute a supplemental indenture with respect to the Old Notes that will, subject to the satisfaction or waiver of the conditions to the exchange offer and consent solicitation, effectuate the proposed amendments to the PDC Indenture with effect from the Settlement Date.

Q:	What are the consequences of not participating in the exchange offer and consent solicitation at all?

A:

If you do not exchange your Old Notes for CUSA Notes in the exchange offer, you will not receive the benefit of having CUSA as the obligor and Chevron Corporation as a guarantor of your notes. In addition, if a majority of holders of the outstanding Old Notes consent to the proposed amendments (and the proposed amendments to the Old Notes otherwise become effective), such amendments will apply to all Old Notes that are not exchanged in the exchange offer, even though the remaining holders of the Old Notes did not consent to the proposed amendments. Thereafter, all Old Notes will be governed by the PDC Indenture as amended by the proposed amendments. The proposed amendments to the PDC Indenture will afford remaining holders of the Old Notes with significantly less protection.

Additionally, the trading market for any remaining Old Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining Old Notes more volatile.

As a consequence of any or all of the foregoing, the liquidity, market value and price of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation—The PDC Indenture, in light of the proposed amendments and certain existing provisions in the PDC Indenture and Old Notes, may afford remaining holders of the Old Notes with less protection than the CUSA Notes” and “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation—The U.S. federal income tax treatment of holders who do not tender their Old Notes pursuant to the exchange offer is unclear.”

Q:	How do the Old Notes differ from the CUSA Notes to be issued in the exchange offer?

A:

The Old Notes are the obligations of PDC, guaranteed by its subsidiary, PDC Permian, Inc., and are governed by the PDC Indenture. The CUSA Notes will be the obligations of CUSA, as guaranteed by Chevron Corporation, and will be governed by the CUSA Indenture. See “Comparison of the CUSA Notes and the Old Notes.”

Q:	What is the ranking of the CUSA Notes?

A:

The CUSA Notes will be unsecured and unsubordinated obligations of CUSA and will rank equally with all other unsecured and unsubordinated indebtedness of CUSA issued from time to time. Each CUSA Note will be fully and unconditionally guaranteed by Chevron Corporation. Chevron Corporation’s Guaranty will rank pari passu with Chevron Corporation’s other unsecured and unsubordinated indebtedness for borrowed money. At June 30, 2023, CUSA had approximately $10.2 billion principal amount in indebtedness that would have been pari passu with the CUSA Notes and no secured indebtedness.

The CUSA Notes will be structurally subordinated to all existing and future obligations of any of CUSA’s subsidiaries and any subsidiaries that CUSA may in the future acquire or establish. See “Risk Factors—Risks Relating to the CUSA Notes—Holders of the CUSA Notes and Chevron Corporation guarantees will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations, including any Old Notes not exchanged.”

Q:	What consents are required to effect the proposed amendments to the PDC Indenture and consummate the exchange offer?

A:

In order for the proposed amendments to the PDC Indenture to be adopted with respect the Old Notes, the Requisite Consents must be received prior to the Expiration Date for the exchange offer. The Requisite Consents for the proposed amendments are the consents of the holders of a majority of the outstanding Old Notes.

The Requisite Consents must be received in order for the proposed amendments to the Old Notes and the PDC Indenture to be adopted.

Q:	May I tender Old Notes in the exchange offer without delivering a consent in the consent solicitation?

A:

No. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the PDC Indenture, as further described under “The Proposed Amendments.” You may not tender your Old Notes for exchange without consenting to the proposed amendments.

Q:	May I deliver a consent in the consent solicitation without tendering my Old Notes in the exchange offer?

A:	No. You may not consent to the proposed amendments to the PDC Indenture and the Old Notes without tendering your Old Notes in the exchange offer.

Q:	Can I revoke my consent to the proposed amendments to the PDC Indenture without withdrawing my Old Notes?

A:

No. You may revoke your consent to the proposed amendments only by withdrawing the related Old Notes you have tendered. If the valid withdrawal of your tendered Old Notes occurs prior to the Consent Revocation Deadline, your consent to the proposed amendments will also be revoked. If the valid withdrawal of your tendered Old Notes occurs after the Consent Revocation Deadline, then, as described in this prospectus, you will not be able to revoke the related consent to the proposed amendments.

Q:	What are the conditions to the exchange offer and consent solicitation?

A:

The consummation of the exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation,” including the closing of the Merger, which occurred on August 7, 2023. We may, at our option and sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part of has been declared effective by the Commission. All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offer, see “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation.”

Q:	Will we accept all tenders of Old Notes?

A:

Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offer, we will accept for exchange any and all Old Notes that (i) have been validly tendered in the exchange offer before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date; provided that the tender of Old Notes (and corresponding consents thereto) will only be accepted in principal amounts equal to denominations of $2,000 and whole multiples of $1,000 thereafter.

Q:	What will we do with the Old Notes accepted for exchange in the exchange offer?

A:	The Old Notes surrendered in connection with the exchange offer and accepted for exchange will be retired and cancelled.

Q:	When will CUSA issue the CUSA Notes and pay the cash consideration?

A:

Assuming the conditions to the exchange offer are satisfied (including that the registration statement of which this prospectus forms a part has been declared effective) or, where permitted, waived, CUSA will issue the CUSA Notes in book-entry form and pay the cash consideration, if any, on the Settlement Date, which is expected to be promptly on or about the first business day following the Expiration Date.

Q:	When will the proposed amendments to the PDC Indenture become operative?

A:

It is expected that the supplemental indenture for the proposed amendments to the PDC Indenture will be duly executed and delivered by PDC and the PDC Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents and the proposed amendments contained therein will become operative from the Settlement Date, subject to the satisfaction or waiver of the conditions to the exchange offer.

Q:	When will the exchange offer expire?

A:

The exchange offer will expire one minute after 11:59 p.m., New York City time on September 1, 2023, unless we, in our sole discretion, extend the exchange offer, in which case the Expiration Date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offer and Consent Solicitation—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw after I tender my Old Notes and deliver my consent?

A:

Tenders of Old Notes in connection with the exchange offer may be withdrawn at any time prior to the Expiration Date of the exchange offer. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the PDC Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. No additional payment will be made for a holder’s consent to the proposed amendments to the PDC Indenture.

Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CUSA is otherwise required by law to permit withdrawal. In the event of termination of the exchange offer, the Old Notes tendered pursuant to the exchange offer will be promptly returned to the tendering holders. See “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:

How do I exchange my Old Notes if I am a beneficial owner of Old Notes held in certificated form by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my Old Notes for me?

A:

Currently, all of the Old Notes are held in book-entry form and can only be tendered by following the procedures described under “The Exchange Offer and Consent Solicitation—Procedures for Consent and Tendering Old U.S. Notes—Old U.S. Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offer. You should keep in mind that your intermediary may require you to take action with respect to the exchange offer and consent solicitation a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender Old Notes on your behalf prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offer and consent solicitation.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offer and consent solicitation. Accordingly, beneficial owners wishing to participate in the exchange offer and consent solicitation should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offer and consent solicitation.

If any Old Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the exchange offer and consent solicitation, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See “The Exchange Offer and Consent Solicitation—Procedures for Consent and Tendering Old Notes—Old Notes Held Through a Nominee by a Beneficial Owner.”

Q:	Will I have to pay any fees or commissions if I tender my Old Notes for exchange in the exchange offer?

A:

You will not be required to pay any fees or commissions to Chevron Corporation, CUSA, PDC, the dealer manager, the solicitation agent, the exchange agent or the information agent in connection with the exchange offer. If your Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Old Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Will the CUSA Notes be listed on an exchange?

A:	The CUSA Notes will not be listed on any securities exchange. There can be no assurance as to the development or liquidity of any market for the CUSA Notes.

Q:	Is any recommendation being made with respect to the exchange offer and consent solicitation?

A:

None of CUSA, Chevron Corporation, PDC, the dealer manager, the solicitation agent, the exchange agent, the information agent, the PDC Trustee, the Trustee, or any other person is making any recommendation in connection with the exchange offer or consent solicitation as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Old Notes (and in so doing, consent to the adoption of the proposed amendments to the PDC Indenture and the Old Notes), and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the exchange offer or the consent solicitation for the Old Notes should be directed to the following dealer manager and solicitation agent:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Liability Management Group

(800) 438-3242 (toll-free)

(212) 528-7581 (collect)

Email: us.lm@barclays.com

Questions concerning tender procedures for the Old Notes and requests for additional copies of this prospectus should be directed to the following exchange agent and information agent:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Phone: (212) 269-5550

Toll Free: (888) 628-1041

Email: chevron@dfking.com

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

No Appraisal or Dissenter Rights

Holders of the Old Notes do not have any appraisal rights or dissenters’ rights under New York law or under the terms of the PDC Indenture in connection with the exchange offer and consent solicitation. See “—The Exchange Offer and Consent Solicitation—Absence of Dissenters’ Rights.”

Risk Factors

An investment in the CUSA Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 23.

The Exchange Offer and Consent Solicitation

Offeror	Chevron U.S.A. Inc.

Guarantor	Chevron Corporation

The Exchange Offer	Upon the terms and subject to the conditions set forth in this prospectus, CUSA is offering to exchange any and all of outstanding Old Notes for newly issued CUSA Notes guaranteed by Chevron Corporation with identical interest rate, interest payment dates, maturity date and substantially identical optional redemption provisions as the Old Notes. See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.”

The Consent Solicitation	We are soliciting consents to the proposed amendments of the PDC Indenture from holders of the Old Notes, on behalf of PDC and upon the terms and conditions set forth in this prospectus. You may not tender your Old Notes for exchange without delivering a consent to the proposed amendments of the PDC Indenture and you may not deliver consents in the consent solicitation with respect to your Old Notes without tendering such Old Notes. If a holder of Old Notes validly tenders its Old Notes, it will be deemed to have delivered its consent to the proposed amendments in the consent solicitation with respect to the principal amount of such tendered Old Notes. See “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation.”

Right to Terminate, Withdraw or Amend the Exchange Offer and Consent Solicitation	Subject to applicable law, we reserve the right to terminate, withdraw or amend the exchange offer and the consent solicitation at any time and from time to time, as described in this prospectus.

The Proposed Amendments	The proposed amendments, if effected, will, among other things, modify or eliminate certain reporting requirements, restrictive covenants and events of default in the PDC Indenture. See “The Proposed Amendments.”

Procedures for Participation in the Exchange Offer and Consent Solicitation	If you wish to participate in the exchange offer and consent solicitation, you must cause the book-entry transfer of your Old Notes to the exchange agent’s account at DTC and thereby consent to the proposed amendments to the PDC Indenture, and the exchange agent must receive a confirmation of book-entry transfer as an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will electronically transmit its acceptance of the exchange offer.

See “The Exchange Offer and Consent Solicitation—Procedures for Consent and Tendering Old U.S. Notes.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offer and consent solicitation. You must tender your Old Notes and deliver your consents by the Expiration Date in order to participate in the exchange offer and consent solicitation.

Total Consideration; Early Participation Premium prior to the Early Participation Date	In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to the Early Participation Date and not validly withdrawn, holders of such Old Notes will be eligible to receive the Total Consideration, which consists of $1,000 principal amount of CUSA Notes and $1 in cash. In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders of such Old Notes will be eligible to receive only the Exchange Consideration, which consists of $970 principal amount of CUSA Notes for each $1,000 of Old Notes tendered, which is equal to the Total Consideration less the Early Participation Premium of $30 principal amount of CUSA Notes and $1 of cash.

Early Participation Date and Consent Revocation Deadline	5:00 p.m., New York City time, on August 18, 2023, or a later date and time to which we extend it.

Expiration Date	The exchange offer and consent solicitation will expire one minute after 11:59 p.m., New York City time, on September 1, 2023, or a later date and time to which we extend it.

Settlement Date	The Settlement Date is expected to be the first business day following the Expiration Date.

Withdrawal and Revocation

Tenders of Old Notes in connection with the exchange offer may be withdrawn at any time prior to the Expiration Date. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the PDC Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents, and your consents will continue to be deemed delivered. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless we are otherwise required by law to permit withdrawal. In the event of termination of the exchange offer, the Old Notes tendered pursuant to the exchange offer will be promptly returned to the tendering holders. See “The Exchange Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions	The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation,” including, among other things, the registration statement of which this prospectus forms a part having been declared effective by the Commission, the closing of the Merger, which occurred on August 7, 2023 and that the holders of a majority of the outstanding Old Notes have validly tendered and not validly withdrawn such Old Notes in the exchange offer. We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date. The Requisite Consents must be received in order for the proposed amendments to be adopted.

For information about other conditions to our obligations to complete the exchange offer, see “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation.”

Acceptance of Old Notes and Consents and Delivery of CUSA Notes	You may not consent to the proposed amendments to the PDC Indenture without tendering your Old Notes in the exchange offer, and you may not tender your Old Notes for exchange without consenting to the proposed amendments.

Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offer and consent solicitation, we will accept for exchange any and all Old Notes that are validly tendered prior to the Expiration Date and not validly withdrawn; provided that the tender of Old Notes (and corresponding consents thereto) will only be accepted in principal amounts equal to minimum denominations of $2,000 and whole multiples of $1,000 thereafter, with respect to the Old Notes; likewise, because the act of validly tendering Old Notes will also constitute valid delivery of consents to the proposed amendments to the PDC Indenture, on behalf of PDC, we will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. All Old Notes exchanged will be retired and cancelled. The CUSA Notes issued pursuant to the exchange offer will be issued and delivered, and the cash consideration, if any, will be paid, through the facilities of DTC promptly on the Settlement Date. We will return to you any Old Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date. See “The Exchange Offer and Consent Solicitation—Acceptance of Old Notes

for Exchange; CUSA Notes; Effectiveness of Proposed Amendments.”

U.S. Federal Income Tax Considerations	Holders should consider certain U.S. federal income tax consequences of the exchange offer and consent solicitation; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Considerations.”

Consequences of Not Exchanging Old Notes for CUSA Notes	If you do not exchange your Old Notes for CUSA Notes in the exchange offer, you will not receive the benefit of having CUSA as the obligor and Chevron Corporation as the guarantor of your notes. In addition, if the proposed amendments to the PDC Indenture have been adopted, the amendments will apply to all Old Notes that are not acquired in the exchange offer, even though the holders of those Old Notes did not consent to the proposed amendments. Thereafter, all such Old Notes will be governed by the PDC Indenture as amended by the proposed amendments. The proposed amendments to the PDC Indenture, together with certain existing provisions in the Old Notes, will afford remaining holders of Old Notes with significantly less protection.

The trading market for any remaining Old Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Old Notes that are not tendered and accepted more volatile.

As a consequence of any or all of the foregoing, the liquidity, market value and price volatility of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation—The PDC Indenture, in light of the proposed amendments and certain existing provisions in the PDC Indenture and Old Notes, may afford remaining holders of the Old Notes with less protection than the CUSA Notes” and “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation—The liquidity of any trading market that currently exists for the Old Notes may be adversely affected by the exchange offer, and holders of Old Notes who fail to participate in the exchange offer may find it more difficult to sell their Old Notes after the exchange offer is completed.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent, Information Agent, Dealer Manager and Solicitation Agent	D.F. King & Co., Inc. is serving as the exchange agent and information agent for the exchange offer and consent solicitation for the Old Notes (as the “exchange agent” and the “information agent”).

Barclays Capital Inc. is serving as the dealer manager for the exchange offer and solicitation agent for the consent solicitation for the Old Notes (as the “dealer manager” and the “solicitation agent”).

The address and telephone numbers of the exchange agent, information agent, dealer manager and solicitation agent are set forth on the back cover of this prospectus.

We have other business relationships with the dealer manager and solicitation agent, as described in “The Exchange Offer and Consent Solicitation—Dealer Manager and Solicitation Agent.”

No Recommendation	None of CUSA, Chevron Corporation, PDC, the dealer manager, the solicitation agent, the information agent, the exchange agent, the PDC Trustee or the CUSA Trustee is making any recommendation in connection with the exchange offer or consent solicitation as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Old Notes (and in so doing, consent to the adoption of the proposed amendments to the PDC Indenture), and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the exchange offer and consent solicitation, please read the section entitled “Risk Factors” beginning on page 23 of this prospectus.

Further Information	Questions concerning the terms of the exchange offer or the consent solicitation should be directed to the dealer manager and solicitation agent at the address and telephone number set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the exchange agent and information agent at the address and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

The CUSA Notes

The following summary contains basic information about the CUSA Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the CUSA Notes, see “Description of the CUSA Notes.”

Issuer	Chevron U.S.A. Inc.

Guarantor	Chevron Corporation

Securities Offered	Up to $750,000,000 aggregate principal amount of 5.750% Senior Notes due 2026.

Interest Rate; Interest Payment Dates; Maturity Date	The CUSA Notes will have the same interest rate, maturity date, optional redemption prices and dates and interest payment dates as the Old Notes.

The CUSA Notes will bear interest from the most recent interest payment date on which interest has been paid on the Old Notes. Holders of Old Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from PDC in respect of interest accrued from the date of the last interest payment date in respect of their Old Notes until the date of the issuance of the CUSA Notes. Consequently, holders of CUSA Notes will receive the same interest payments that they would have received had they not exchanged their Old Notes in the exchange offer. No accrued but unpaid interest will be paid with respect to the Old Notes validly tendered and not validly withdrawn prior to the Expiration Date.

Interest Rate	5.750% per annum.

Interest Payment Dates	May 15 and November 15, commencing on November 15, 2023.

Maturity Date	May 15, 2026.

Redemption premium and Par Call	CUSA Notes may be redeemed at any time prior to May 15, 2024, in whole or in part, at a redemption price equal to 101.438% of the principal amount of CUSA Notes being redeemed. CUSA Notes may be redeemed at any time on or after May 15, 2024, in whole or in part, at a redemption price equal to 100% of the principal amount of the CUSA Notes to be redeemed. In each case, accrued but unpaid interest will be payable to, but not including, the redemption date.

Denominations	CUSA will issue the CUSA Notes in minimum denominations $2,000 and multiples of $1,000 thereafter.

Listing	The CUSA Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system. There can be no assurance as to the development or liquidity of any market for the CUSA Notes.

Form and Settlement	The CUSA Notes will be issued only in registered, book-entry form. There will be a Global Note deposited with a common depositary for DTC for the CUSA Notes.

Further Issues	We may from time to time, without notice to, or the consent of, the holders of the CUSA Notes, create and issue further notes ranking equally and ratably with the CUSA Notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as the CUSA Notes; provided that if such additional notes are not fungible with the originally issued CUSA Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Any further CUSA Notes shall be issued pursuant to a resolution of CUSA’s board of directors, a supplement to the CUSA Base Indenture, or under an officers’ certificate pursuant to the CUSA Base Indenture.

Governing Law	The CUSA Notes will be governed by the laws of the State of New York.

Trustee	The trustee for the CUSA Notes will be Deutsche Bank Trust Company Americas.

RISK FACTORS

Investing in the CUSA Notes involves risks. In addition to the other information included in and incorporated by reference into this prospectus, including, among others, the matters addressed in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 2 of this prospectus, you should carefully consider the risks described under title “Risk Factors” in Chevron Corporation’s proxy statement/prospectus on Form S-4 filed with the Commission on June 23, 2023, June 26, 2023, and July 5, 2023, “Item 1A. Risk Factors” in Chevron Corporation’s Annual Report on Form 10-K, filed with the Commission on February 23, 2023, which is incorporated by reference herein, “Item 1A. Risk Factors” in Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 4, 2023, which is incorporated by reference herein, “Item 1A. Risk Factors” in Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Commission on August 3, 2023, which is incorporated by reference herein, as well as the risks set forth below, before making a decision to invest in the CUSA Notes.

Risks Relating to the CUSA Notes

Holders of the CUSA Notes and Chevron Corporation Guaranty will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.

The CUSA Notes and the Chevron Corporation Guaranty, respectively, are obligations of CUSA and Chevron Corporation exclusively and not of any of their subsidiaries. A significant portion of CUSA’s and Chevron Corporation’s operations are conducted through their subsidiaries. The CUSA Notes are guaranteed by Chevron Corporation, but are not guaranteed by any of CUSA’s or Chevron Corporation’s subsidiaries. CUSA and Chevron Corporation’s subsidiaries are separate legal entities that have no obligation to pay any amounts due under the CUSA Notes or to make any funds available therefor, whether by dividends, loans or other payments to CUSA or Chevron Corporation. All claims of third-party creditors, if any, of CUSA and Chevron Corporation’s subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of CUSA’s and Chevron Corporation’s creditors, including holders of the CUSA Notes and the Chevron Corporation guarantees. Consequently, the CUSA Notes and the Chevron Corporation Guaranty will be structurally subordinated to all existing and future liabilities of any of CUSA and Chevron Corporation’s subsidiaries and any subsidiaries that they may in the future acquire or establish.

The CUSA Notes are unsecured and will be effectively junior to CUSA and Chevron Corporation’s secured indebtedness to the extent of the collateral therefor.

The CUSA Notes are unsecured general obligations of CUSA, guaranteed by Chevron Corporation. Holders of CUSA or Chevron Corporation secured indebtedness, if any, will have claims that are prior to your claims as holders of the CUSA Notes and the Chevron Corporation Guaranty, to the extent of the assets securing such indebtedness. Thus, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, CUSA’s and Chevron Corporation’s pledged assets would be available to satisfy obligations of CUSA’s and Chevron Corporation’s secured indebtedness before any payment could be made on the CUSA Notes and the Chevron Corporation Guaranty. To the extent that such assets cannot satisfy in full CUSA’s and Chevron Corporation’s secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the CUSA Notes and the Chevron Corporation Guaranty. In any of the foregoing events, and subject to the rights of holders of CUSA Notes under the Chevron Corporation Guaranty, we cannot assure you that there will be sufficient assets to pay amounts due on the CUSA Notes. As a result, holders of the CUSA Notes may receive less, ratably, than holders of CUSA’s secured indebtedness. At June 30, 2023, CUSA and Chevron Corporation had no secured indebtedness.

There are limited covenants in the CUSA Indenture.

Neither Chevron Corporation, CUSA, nor any of their subsidiaries are restricted from incurring additional debt or other liabilities, including secured debt or additional senior debt, under the CUSA Indenture. If Chevron

Corporation, CUSA or any of their subsidiaries incur additional debt or liabilities, CUSA’s ability to pay its obligations on the CUSA Notes or Chevron Corporation’s ability to pay its obligations under the Chevron Corporation Guaranty could be adversely affected. Chevron Corporation expects that it and its subsidiaries will, from time to time, incur additional debt and other liabilities. In addition, CUSA and its subsidiaries are not restricted under the CUSA Indenture from granting security interests over its assets. See “Comparison of the CUSA Notes and the Old Notes” and “Description of the CUSA Notes.”

Risks Relating to the Exchange Offer and Consent Solicitation

Chevron Corporation’s board of directors has not made a recommendation as to whether you should tender your Old Notes in exchange for CUSA Notes in the exchange offer, and we have not obtained a third-party determination that the exchange offer is fair to holders of Old Notes.

Chevron Corporation’s board of directors has not made, and will not make, any recommendation as to whether holders of Old Notes should tender their Old Notes in exchange for CUSA Notes pursuant to the exchange offer.

We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of the exchange offer, or preparing a report or making any recommendation concerning the fairness of the exchange offer. Therefore, if you tender your Old Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Old Notes must make their own independent decisions regarding their participation in the exchange offer.

Upon consummation of the exchange offer, holders who exchange Old Notes will lose their rights under such Old Notes.

If you tender Old Notes and your Old Notes are accepted for exchange pursuant to the exchange offer, you will lose all of your rights as a holder of the exchanged Old Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged Old Notes. Among other things, the indenture under which the Old Notes were issued contains certain covenants for the benefit of the holders of the Old Notes, and no similar covenants will be provided with respect to the CUSA Notes. See “Risk Factors—Risks Relating to the CUSA Notes—Holders of the CUSA Notes and the Chevron Corporation guarantees will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations, including any Old Notes not exchanged” above for more information.

The PDC Indenture, in light of the proposed amendments and certain existing provisions in the PDC Indenture and Old Notes, may afford remaining holders of the Old Notes with less protection than the CUSA Notes.

The proposed amendments to the PDC Indenture may afford remaining holders of Old Notes with less protection than the CUSA Notes. The proposed amendments to the PDC Indenture would, among other things, eliminate reporting requirements, restrictive covenants and events of default and amend certain other provisions in the PDC Indenture. In particular, the proposed amendments would eliminate or revise the following covenants in the PDC Indenture, restricting PDC’s ability to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	make certain investments;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates; and

•	enter into certain consolidations, mergers and transfers of all or substantially all of PDC’s property or assets.

If the proposed amendments to the PDC Indenture are adopted, each non-exchanging holder of the Old Notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit Chevron to take certain actions previously prohibited that could increase the credit risk with respect to PDC and might adversely affect the liquidity, market price and price volatility of the Old Notes or otherwise be adverse to the interests of the holders of the Old Notes. See “The Proposed Amendments.”

Moreover, the proposed amendments will eliminate PDC’s periodic reporting requirements following the completion of the exchange offer. Chevron does not intend to publish separate audited or unaudited financial statements for PDC following the completion of the exchange offer. As a result, holders of Old Notes will have little information with respect to the issuer of the Old Notes following the exchange offer.

The liquidity of any trading market that currently exists for the Old Notes may be adversely affected by the exchange offer, and holders of Old Notes who fail to participate in the exchange offer may find it more difficult to sell their Old Notes after the exchange offer is completed.

To the extent that Old Notes are tendered and accepted for exchange pursuant to the exchange offer, the trading markets for the remaining Old Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or “float” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Old Notes may be adversely affected. The reduced float may also make the trading prices of the remaining Old Notes more volatile. In addition, if the proposed amendments to the PDC Indenture are adopted, it could have a further negative effect on the trading markets or market price of the unexchanged Old Notes.

Certain credit ratings for the Old Notes may be withdrawn following the exchange offer.

Certain credit ratings on the unexchanged Old Notes may be withdrawn after the completion of the exchange offer, which could materially adversely affect the market price of the unexchanged Old Notes.

The exchange offer and consent solicitation may be cancelled or delayed, which could negatively affect the prices of the applicable Old Notes.

The consummation of the exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offer and Consent Solicitation—Conditions to the Exchange Offer and Consent Solicitation,” including, among other things, the closing of the Merger, which occurred on August 7, 2023, and the registration statement of which this prospectus forms a part having been declared effective. We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. The conditions to the exchange offer may not be satisfied, and if not satisfied or waived, to the extent that the conditions may be waived, the exchange offer may not occur. Even if the exchange offer and consent solicitation are completed, the exchange offer and consent solicitation may not be completed on the schedule described in this prospectus. If the exchange offer is not completed or is delayed, the market price of the

Old Notes in the exchange offer may decline to the extent that the current market price reflects an assumption that the exchange offer has been or will be completed. Accordingly, holders participating in the exchange offer and consent solicitation may have to wait longer than expected to receive their CUSA Notes and their cash consideration, if any, during which time those holders of the Old Notes will not be able to effect transfers of their Old Notes tendered for exchange.

You may not receive CUSA Notes in the exchange offer and consent solicitation if the applicable procedures for the exchange offer and consent solicitation are not followed.

We will issue the CUSA Notes and pay the cash consideration, if any, in exchange for your Old Notes only if you tender your Old Notes and deliver properly completed documentation for the exchange offer. You must properly complete the electronic transmittal through DTC’s ATOP and deliver other required documents before expiration of the exchange offer and consent solicitation. See “The Exchange Offer and Consent Solicitation—Procedures for Consent and Tendering Old Notes” for a description of the procedures to be followed to tender your Old Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of the Company, the exchange agent, the information agent, the dealer manager or solicitation agent, or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Old Notes for exchange or the related consents.

You may not revoke your consent to the proposed amendments after the Consent Revocation Deadline.

Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the PDC Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents, and your consents will continue to be deemed delivered. No additional payment will be made for a holder’s consent to the proposed amendments to the PDC Indenture.

We may repurchase any Old Notes that are not tendered in the exchange offer on terms that are more favorable to the holders of the Old Notes than the terms of the exchange offer.

We or any of our affiliates may, to the extent permitted by applicable law, after the Settlement Date, acquire some or all of the Old Notes that are not tendered and accepted in the exchange offer, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as we may determine, which may be more or less favorable to holders than the terms of the exchange offer. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

A holder will recognize gain or loss for U.S. federal income tax purposes on the exchange of Old Notes for CUSA Notes.

We believe that the exchange of the Old Notes for the CUSA Notes pursuant to the exchange offer will be treated as a taxable disposition of the Old Notes for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders”) that tenders the Old Notes in the exchange will generally recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders—The Exchange Offer.”

The U.S. federal income tax treatment of holders who do not tender their Old Notes pursuant to the exchange offer is unclear.

The adoption of the proposed amendments may or may not result in a deemed exchange of Old Notes for “new” Old Notes for U.S. federal income tax purposes. We intend to take the position that the adoption of the proposed amendments does not result in such a deemed exchange, and therefore non-exchanging holders should not recognize gain or loss for U.S. federal income tax purposes as a result of the adoption of the proposed amendments and completion of the exchange offer. There can be no assurance, however, that the Internal Revenue Service (the “IRS”) will not take a different position or that any such position by the IRS, if taken, would not be sustained by a court. If the adoption of the proposed amendments does result in such a deemed exchange, the U.S. federal income tax consequences to a U.S. Holder may differ materially from the tax consequences if there were not such a deemed exchange and could include the recognition of taxable gain on the deemed exchange of the Old Notes for the “new” notes.

USE OF PROCEEDS

We will not receive any proceeds from the exchange of the CUSA Notes for the Old Notes pursuant to the exchange offer. In exchange for issuing the CUSA Notes and paying the cash consideration, if any, we will receive the tendered Old Notes. The Old Notes surrendered in connection with the exchange offer will be retired and cancelled.

THE EXCHANGE OFFER AND CONSENT SOLICITATION

Purpose of the Exchange Offer and Consent Solicitation

We are conducting the exchange offer to simplify Chevron’s capital structure following the acquisition of PDC and to give existing holders of Old Notes the option to obtain securities issued by CUSA and guaranteed by Chevron Corporation, which will rank pari passu with CUSA’s other unsecured and unsubordinated debt securities. Chevron Corporation’s Guaranty will rank pari passu with Chevron Corporation’s other unsecured and unsubordinated indebtedness for borrowed money. We are conducting the consent solicitation to eliminate certain reporting requirements, restrictive covenants and events of default in the PDC Indenture and to amend certain other provisions in the PDC Indenture.

Terms of the Exchange Offer and Consent Solicitation

In the exchange offer, we are offering the CUSA Notes in exchange for a holder’s outstanding Old Notes and $1 of cash per $1,000 principal amount of the Old Notes, upon the terms and subject to the conditions set forth in this prospectus.

Specifically, (i) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to the Early Participation Date, and not validly withdrawn, holders of such Old Notes will be eligible to receive the Total Consideration and (ii) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders of such Old Notes will be eligible to receive only the Exchange Consideration, which consists of $970 principal amount of CUSA Notes for each $1,000 of Old Notes tendered, which is equal to the Total Consideration less the Early Participation Premium. No additional payment will be made for a holder’s consent to the proposed amendments to the PDC Indenture. Subject to applicable law, we reserve the right to terminate, withdraw or amend the exchange offer and the consent solicitation at any time and from time to time, as described in this prospectus.

Holders may not tender their Old Notes pursuant to the exchange offer without delivering a consent with respect to such Old Notes tendered pursuant to the consent solicitation, and holders may not deliver a consent pursuant to the consent solicitation without tendering the related Old Notes pursuant to the exchange offer. If a holder of Old Notes validly tenders its Old Notes, it will be deemed to have delivered its consent to the proposed amendments in the consent solicitation with respect to the principal amount of such tendered Old Notes.

The CUSA Notes will be issued only in minimum denominations of $2,000 and whole multiples of $1,000 thereafter. See “Description of the CUSA Notes—Description of the CUSA Notes—General.” The principal amount of CUSA Notes you will receive pursuant to the Exchange Offer will be rounded downwards to the nearest integral multiple of $1,000. No additional consideration will be paid in lieu of fractional CUSA Notes not received as a result of such rounding down.

The interest rate, interest payment dates, optional redemption prices and maturity of CUSA Notes to be issued by CUSA in the exchange offer will be the same as those of the Old Notes to be exchanged. The CUSA Notes received in exchange for the tendered Old Notes will accrue interest from (and including) May 15, 2023, the most recent date to which interest has been paid on those Old Notes; provided, that interest will only accrue with respect to the aggregate principal amount of CUSA Notes you receive, which will be less than the principal amount of Old Notes you tendered for exchange in the event that your Old Notes are tendered after the Early Participation Date. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Old Notes accepted for exchange at the time of the exchange.

CUSA Notes is a new series of debt securities that will be issued under the CUSA Base Indenture. The terms of the CUSA Notes will include those expressly set forth in such notes, the CUSA Base Indenture and those made part of the CUSA Base Indenture by reference to the Trust Indenture Act of 1940, as amended (the “Trust Indenture Act”).

In conjunction with the exchange offer, we are also soliciting consents from the holders of the Old Notes to effect a number of amendments to the PDC Indenture under which the Old Notes were issued and are governed. You may not consent to the proposed amendments to the PDC Indenture without tendering your Old Notes in the exchange offer, and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments.

The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “—Conditions to the Exchange Offer and Consent Solicitation.” We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. In addition, the consummation of the exchange offer and consent solicitation is subject to, and conditioned upon, (i) the closing of the Merger, which occurred on August 7, 2023 and (ii) that the holders of a majority of the outstanding Old Notes have validly tendered and not validly withdrawn such Old Notes in the exchange offer. All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date. For information about other conditions to our obligations to complete the exchange offer, see “—Conditions to the Exchange Offer and Consent Solicitation.” For a description of the proposed amendments, see “The Proposed Amendments.”

It is expected that the supplemental indenture for the proposed amendments to the PDC Indenture will be duly executed and delivered by PDC and the PDC Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents and the proposed amendments contained therein will become operative on the Settlement Date, subject to the satisfaction or waiver of the conditions to the exchange offer.

Each non-consenting holder of the Old Notes will be bound by the supplemental indenture. The form of the supplemental indenture is filed as an exhibit to this registration statement of which this prospectus forms a part.

Conditions to the Exchange Offer and Consent Solicitation

The consummation of the exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (a) the registration statement of which this prospectus forms a part having been declared effective by the Commission and (b) the following statements being true:

(1)	The Merger has closed, which occurred on August 7, 2023;

(2)	Holders of a majority of the outstanding Old Notes have validly tendered and did not validly withdraw such Old Notes in the exchange offer;

(3)

In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offer, the exchange of Old Notes under the exchange offer, the consent solicitation or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•

challenges the exchange offer, the exchange of Old Notes under the exchange offer, the consent solicitation or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer, the exchange of Old Notes under the exchange offer, the consent solicitation or the proposed amendments; or

•	in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of CUSA and its subsidiaries, taken as a whole, or Chevron Corporation and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to CUSA or Chevron Corporation of the exchange offer, the exchange of Old Notes under the exchange offer, the consent solicitation or the proposed amendments, or might be material to holders of Old Notes in deciding whether to accept the exchange offer and give their consents;

(4)	None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in the United States’ securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and

(5)

The PDC Trustee has not objected in any respect to, or taken any action that could in CUSA’s reasonable judgment adversely affect the consummation of, the exchange offer, the exchange of Old Notes under the exchange offer, the consent solicitation or our ability to effect the proposed amendments, nor has the PDC Trustee taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making the exchange offer, the exchange of the Old Notes under the exchange offer or the consent solicitation.

The Requisite Consents must be received in order for the proposed amendments to the Old Notes and the PDC Indenture to be adopted.

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Old Notes to challenge such determination in a court of competent jurisdiction. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to the exchange offer must be satisfied or, where permitted, waived, at or by the Expiration Date.

If any of these conditions is not satisfied, we may, at any time before the consummation of the exchange offer or consent solicitation:

(1)	terminate the exchange offer or the consent solicitation and promptly return all tendered Old Notes to the holders thereof;

(2)

modify, extend or otherwise amend the exchange offer or consent solicitation and retain all tendered Old Notes and consents until the Expiration Date of the exchange offer or consent solicitation, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders and Revocation of Corresponding Consents” and “—Expiration Date; Extensions; Amendments”); or

(3)

waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission, with respect to the exchange offer or consent solicitation and accept all Old Notes tendered and not previously validly withdrawn.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offer and the consent solicitation shall be one minute after 11:59 p.m., New York City time, on September 1, 2023, subject to our right to extend that date and time in our sole discretion, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offer.

Subject to applicable law, CUSA expressly reserves the right, in its sole discretion, with respect to the exchange offer and consent solicitation to:

(1)	delay accepting any validly tendered Old Notes;

(2)	extend the exchange offer or consent solicitation; or

(3)	terminate or amend the exchange offer and consent solicitation, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Disclosure of material changes in the terms of the exchange offer and consent solicitation will be disseminated promptly in accordance with Rule 13e-4(e)(3) under the Exchange Act. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offer or consent solicitation, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offer and consent solicitation will remain open following material changes in the terms of the exchange offer and consent solicitation or in the information concerning the exchange offer and consent solicitation will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Old Notes sought, the exchange offer and consent solicitation will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Old Notes. We may choose to extend any of the exchange offer, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

If the terms of the exchange offer and consent solicitation are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Old Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment, and will extend the exchange offer and consent solicitation as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Old Notes, if the exchange offer and consent solicitation would otherwise expire during such time period.

Subject to applicable law, we reserve the right to terminate, withdraw or amend the exchange offer and the consent solicitation at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Old Note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and CUSA and a consent to the proposed amendments, upon the terms and subject to the conditions of the exchange offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offer by a tendering holder of Old Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. If you validly withdraw your tendered Old Notes after the Consent Revocation Deadline, you will not be able to revoke the related consent to the proposed amendments to the PDC Indenture (see “—Withdrawal of Tenders and Revocation of Corresponding Consents”).

If the proposed amendments to the PDC Indenture have been adopted, the amendments will apply to all Old Notes that are not acquired in the exchange offer, even though the holders of those Old Notes did not consent to the proposed amendments. Thereafter, all such Old Notes will be governed by the PDC Indenture as amended by the proposed amendments. The proposed amendments to the PDC Indenture, together with certain existing provisions in the Old Notes, will afford remaining holders of Old Notes with less protection. See “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation—The PDC Indenture, in light of the proposed amendments and certain existing provisions in the PDC Indenture and Old Notes, may afford remaining holders of the Old Notes with less protection.”

Absence of Dissenters’ Rights

Holders of the Old Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the PDC Indenture and the Old Notes, or under the terms of the PDC Indenture in connection with the exchange offer and consent solicitation.

Acceptance of Old Notes for Exchange; CUSA Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offer are satisfied or, where permitted, waived, CUSA will issue CUSA Notes in book-entry form and pay the cash consideration, if any, in connection with the exchange offer promptly on the Settlement Date (in exchange for Old Notes that are properly tendered, and not validly withdrawn, before the Expiration Date and accepted for exchange).

We will be deemed to have accepted validly tendered Old Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the PDC Indenture) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of CUSA Notes and payment of the cash consideration, if any, in connection with the exchange of Old Notes accepted by us will be made by the exchange agent on the Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Old Notes for the purpose of receiving consents and Old Notes from, and transmitting CUSA Notes and paying cash consideration, if any, to such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are withdrawn prior to the Expiration Date of the exchange offer, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

It is expected that the supplemental indenture for the proposed amendments to the PDC Indenture will be duly executed and delivered by PDC and the PDC Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents and the proposed amendments contained therein will become operative on the Settlement Date, subject to the satisfaction or waiver of the conditions to the exchange offer.

Procedures for Consent and Tendering Old Notes

If you hold Old Notes and wish to have those notes exchanged for CUSA Notes, you must validly tender (or cause the valid tender of) your Old Notes using the procedures described in this prospectus. The proper tender of Old Notes will constitute an automatic consent to the proposed amendments to the PDC Indenture.

The procedures by which you may tender or cause to be tendered Old Notes will depend upon the manner in which you hold the Old Notes, as described below.

Old Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Old Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, D.F. King & Co., Inc., as the exchange agent for the Old Notes, will establish accounts with respect to the Old Notes at DTC for purposes of the exchange offer.

Tender of Old Notes (and corresponding consents thereto) will only be accepted in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the applicable minimum authorized denomination set forth above.

Any DTC participant may tender Old Notes and thereby deliver a consent to the proposed amendments to the PDC Indenture by effecting a book-entry transfer of the Old Notes to be tendered in the exchange offer into the account of the exchange agent at DTC and electronically transmitting its acceptance of the exchange offer through DTC’s ATOP procedures for transfer before the Expiration Date of the exchange offer.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the exchange offer and that CUSA and PDC may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the exchange offer.

An agent’s message, and any other required documents, must be transmitted to and received by the exchange agent prior to the Expiration Date of the exchange offer at its address set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the exchange agent.

Old Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Old Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Consent and Tendering Old Notes—Old Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offer. You should keep in mind that your intermediary may require you to take action with respect to the exchange offer a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender Old Notes on your behalf prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offer.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offer and consent solicitation. Accordingly, beneficial owners wishing to participate in the exchange offer and consent solicitation should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offer and consent solicitation.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of Old Notes in connection with the exchange offer may be withdrawn at any time prior to the Expiration Date of the exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CUSA is otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered.

Beneficial owners desiring to withdraw Old Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offer, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, reference to the Old Notes, and the principal amount of the Old Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Old Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

Withdrawals of tenders of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date of the exchange offer.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the exchange offer will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Old Notes in the exchange offer, and our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. None of Chevron Corporation, its subsidiaries (including CUSA and PDC), the exchange agent, the information agent, the dealer manager, the solicitation agent, the PDC Trustee or the CUSA Trustee, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived (which waiver may be made by us, in whole or in part, in our sole discretion, except that we may not waive the condition that the registration statement of which this prospectus forms a part be declared effective by the Commission). Old Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the participant who delivered such Old Notes by crediting an account maintained at DTC designated by such participant, in either case promptly after the Expiration Date of the exchange offer or the withdrawal or termination of the exchange offer.

We or any of our affiliates may, to the extent permitted by applicable law, after the Settlement Date, acquire some or all of the Old Notes that are not tendered and accepted in the exchange offer, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as it may determine, which may be more or less favorable to holders than the terms of the exchange offer. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Old Notes for the consideration due to the tendering holders in the exchange offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, an applicable withholding agent may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Old Notes pursuant to the exchange offer and consent solicitations. To avoid such backup withholding, each tendering holder of Old Notes must timely provide the applicable withholding agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (available from the IRS website), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, certain corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders that are U.S. persons for U.S. federal income tax purposes should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the applicable withholding agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the applicable withholding agent a properly completed appropriate IRS Form W-8, signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to an otherwise exempt recipient that fails to provide the required documentation. The applicable IRS Form W-8 can be obtained from the IRS or from the applicable withholding agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the applicable withholding agent is not provided with the correct TIN, payments made with respect to Old Notes exchanged pursuant to the exchange offer and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the applicable withholding agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of Chevron Corporation, CUSA and PDC reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

D.F. King & Co., Inc., the exchange agent, has been appointed as the exchange agent for the exchange offer and consent solicitation for the Old Notes. Letters of transmittal and consent and all correspondence in connection with the exchange offer of the Old Notes should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to D.F. King & Co., Inc. at the address and telephone numbers set forth on the back cover page of this prospectus.

We will pay the exchange agent’s reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

D.F. King & Co., Inc. has been appointed as the information agent for the exchange offer and consent solicitation for the Old Notes and will receive customary compensation for its services.

Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent at the address and telephone number set forth on the back cover page of this prospectus. Holders of the Old Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offer.

Dealer Manager and Solicitation Agent

We have retained Barclays Capital Inc. to act as the sole dealer manager and solicitation agent in connection with the exchange offer and consent solicitation for the Old Notes. We will pay the dealer manager and solicitation agent a customary fee as compensation for its services. We will pay a fee to the dealer manager and solicitation agent for soliciting acceptances of the exchange offer and consent solicitation. That fee is based on the size and success of the exchange offer and consent solicitation and will be payable on completion of the exchange offer and consent solicitation. We will pay the fees and expenses relating to the exchange offer and consent solicitation. We have also agreed to reimburse the dealer manager and solicitation agent for certain expenses. The obligations of the dealer manager and solicitation agent to perform its functions is subject to various conditions. We have agreed to indemnify the dealer manager and solicitation agent, and the dealer manager and solicitation agent have agreed to indemnify us, against various liabilities, including various liabilities under the federal securities laws. The dealer manager and solicitation agent may contact holders of Old Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the exchange offer and consent solicitation to beneficial holders. Questions regarding the terms of the exchange offer and consent solicitation may be directed to the dealer manager and solicitation agent at its addresses and telephone numbers listed on the back cover page of this prospectus. At any given time, the dealer manager and solicitation agent may trade the Old Notes or other of our securities for their own accounts or for the accounts of its customers and, accordingly, may hold a long or short position in the Old Notes. The dealer manager and solicitation agent and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the Old Notes will be borne by us. The principal solicitations are being made by electronic delivery and/or mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer manager and solicitation agent, as well as by officers and other employees of Chevron Corporation, CUSA and each of their respective affiliates.

Tendering holders of Old Notes will not be required to pay any fee or commission to the dealer manager and solicitation agent. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

COMPARISON OF THE CUSA NOTES AND THE OLD NOTES

The following is a brief summary comparison of the material terms of the CUSA Notes and the Old Notes that differ. The CUSA Notes issued in the exchange offer will be governed by the CUSA Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to the CUSA Indenture and the PDC Indenture. Copies of those indentures are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request.

The description of the Old Notes reflects the Old Notes as currently constituted and does not reflect any changes to the covenants and other terms of the Old Notes or the PDC Indenture that may be effected following the consent solicitation as described under “The Proposed Amendments.”

For a more complete description of the terms of the CUSA Notes, see “Description of the CUSA Notes.”

Issuer

The issuer of the Old Notes is PDC, and the issuer of the CUSA Notes will be CUSA.

Guaranty

The Old Notes are guaranteed by PDC’s subsidiary, PDC Permian, Inc. The CUSA Notes will be guaranteed by Chevron Corporation. See “Description of the CUSA Notes—Guaranty.” See also “Risk Factors—Holders of the CUSA Notes and Chevron Corporation Guaranty will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations” and “—The CUSA Notes are unsecured and will be effectively junior to CUSA and Chevron Corporation’s secured indebtedness to the extent of the collateral therefor.”

Aggregate Principal, Maturity, Interest Rate and Payment Dates

The CUSA Notes will have the same maturity, interest rate and payment dates as the PDC Notes. The aggregate principal amount of the CUSA Notes will be equal to the aggregate principal amount of the Old Notes validly tendered and accepted in the exchange offer.

Optional Redemption

The CUSA Indenture will provide for the same optional redemption terms and dates as the PDC Indenture except that a redemption notice may be mailed between 10 days and 60 days before a date for redemption instead of between 30 days and 60 days as provided in the PDC Indenture and that the PDC Indenture provides that any notice of redemption may be subject to conditions precedent.

Change of Control

The PDC Notes are subject to a change of control repurchase event under which PDC will be required to make an offer to purchase the PDC Notes upon the occurrence of a change of control triggering event, which is defined as the occurrence of a change of control that is accompanied or followed by a downgrade or withdrawal of the ratings of the 2026 Notes within 60 days of the occurrence of the change of control. The CUSA Indenture does not have such provisions.

Restrictive Covenants

The PDC Indenture contains covenants that restrict PDC’s ability with respect to the Old Notes, with significant exceptions, to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	make certain investments;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates; and

•	enter into certain consolidations, mergers and transfers of all or substantially all of PDC’s property or assets.

The CUSA Indenture does not have any such restrictive covenants other than the covenant that restricts CUSA’s ability to enter into certain consolidations, mergers and transfers of all or substantially all of its property or assets, which is limited. See also “Risk Factors—There are limited covenants in the CUSA Indenture.”

Other Covenants

The PDC Indenture contains covenants relating to the following:

•	legal existence;

•	tax payments;

•	maintenance of properties;

•	periodic reporting;

•	reporting to trustee; and

•	covenants suspension.

The CUSA Indenture does not have such covenants, apart from the reporting covenant that is limited to the reporting requirements imposed by the Trust Indenture Act.

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of Old Notes to eliminate or revise certain reporting requirements, restrictive covenants and events of default in the PDC Indenture and to amend certain other provisions in the PDC Indenture. If the proposed amendments described below are adopted, the amendments will apply to all Old Notes not tendered in the exchange offer. See “Risk Factors—Risks Relating to the Exchange Offer and Consent Solicitation—The PDC Indenture, in light of the proposed amendments and certain existing provisions in the PDC Indenture and Old Notes, may afford remaining holders of the Old Notes with less protection than the CUSA Notes.”

The descriptions below of the provisions of the PDC Indenture to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the PDC Indenture and the form of supplemental indenture to the PDC Indenture that contain the proposed amendments in the event the Requisite Consents is obtained. A copy of the form of supplemental indenture is attached as exhibit to the registration statement of which this prospectus forms a part.

The proposed amendments of the PDC Indenture constitute a single proposal, and a consenting holder of the Old Notes must consent to the proposed amendments in their entirety and may not consent selectively with respect to certain of the proposed amendments.

Pursuant to the PDC Indenture and related supplemental indenture, the proposed amendments require that the Requisite Consents must be received. The Requisite Consents are consents of holders of at least a majority in principal amount of the outstanding Old Notes (the “Requisite Consents”). Any Old Notes held by PDC or any person directly or indirectly controlling or controlled or under direct or indirect common control with PDC are not considered to be “outstanding” for this purpose. As of the date of this prospectus, the aggregate principal amount outstanding of Old Notes is $750,000,000.

The valid tender of a holder’s Old Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.

If the Requisite Consents have been received prior to the Expiration Date, assuming all other conditions of the exchange offer and consent solicitation are satisfied or waived, as applicable, the following sections or provisions (among others) under the PDC Indenture for the Old Notes will be deleted, modified, or amended:

•	Section 3.03 – Method and Effect of Redemption will be modified as described below;

•	Section 4.03 – Existence will be deleted;

•	Section 4.04 – Payment of Taxes and other Claims will be deleted;

•	Section 4.05 – Maintenance of Properties and Insurance will be deleted;

•	Section 4.06 – Incurrence of Indebtedness and Issuance of Preferred Stock will be deleted;

•	Section 4.07 – Restricted Payments will be deleted;

•	Section 4.08 – Limitation on Liens will be deleted;

•	Section 4.09 – Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries will be deleted;

•	Section 4.10 – Subsidiary Guarantees will be deleted;

•	Section 4.11 – Offer to Repurchase upon a Change of Control Triggering Event will be deleted;

•	Section 4.12 – Asset Sales will be deleted;

•	Section 4.13 – Limitation on Transactions with Affiliates will be deleted;

•	Section 4.14 – Designation of Restricted and Unrestricted Subsidiaries will be deleted;

•	Section 4.15 – Reports will be deleted;

•	Clauses (c) and (d) of Section 4.16 – Reports to Trustee will be deleted;

•	Section 4.17 – Covenant Suspension will be deleted;

•

Clauses (a)(C) and (D) of Section 5.01 – Merger, Consolidation or Sale of Substantially All Assets, specifying certain conditions to consolidations, mergers, conveyances or other disposals of all or substantially all of PDC’s property or assets will be deleted;

•	Clause (a)(3) of Section 6.01 – Events of Default will be amended by deleting the following words: “or to consummate a purchase of Notes when required pursuant to Sections 4.11 or 4.12;” and

•

Clauses (a)(4), (5), (6), (7) and (9) of Section 6.01 – Events of Default, relating to covenant or warranty breaches, cross-acceleration rights, defaults related to certain bankruptcy events and judgments) will be deleted.

Section 3.03 of the PDC Indenture will be amended so that a redemption notice may be provided between 10 days and 60 days before a date for redemption instead of between 30 days and 60 days as provided in the PDC Indenture, except that notices of redemption for fewer than all of the Old Notes must be mailed or delivered at least 30 days prior to a redemption date.

The proposed amendments would amend the PDC Indenture, the Old Notes and any exhibits thereto, to make certain conforming or other changes to the PDC Indenture, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

Effectiveness of Proposed Amendments

It is expected that the supplemental indenture for the proposed amendments to the PDC Indenture will be duly executed and delivered by PDC and the PDC Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents and the proposed amendments contained therein will become operative on the Settlement Date, subject to the satisfaction or waiver of the conditions to the exchange offer.

DESCRIPTION OF CUSA NOTES

Please note that in this section entitled “Description of CUSA Notes,” references to Chevron refer only to Chevron Corporation and not to any of its subsidiaries. References to CUSA refer only to CUSA and not to any of its subsidiaries or any other subsidiaries of Chevron Corporation. The term “Guarantor” means Chevron Corporation, exclusive of its subsidiaries, as guarantor of debt securities that may be issued by CUSA.

CUSA will issue the CUSA Notes in a single series with a fixed interest rate of 5.750% per annum. The CUSA Notes will be CUSA’s unsubordinated and unsecured obligations. The CUSA Notes will have the benefit of a guaranty by Chevron (the “Guaranty”). The Guaranty will be the unsubordinated and unsecured obligations of the Guarantor.

The CUSA Notes will be issued under the CUSA Indenture, among CUSA, as the issuer, Chevron, as the guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated August 12, 2020, as supplemented by the CUSA Notes Supplemental Indenture, to be entered into on the Settlement Date by CUSA, Chevron and the Trustee. The CUSA Indenture and a form of the CUSA Notes Supplemental Indenture are incorporated by reference as exhibits to this registration statement.

The following is a general description of the CUSA Notes and the Guaranty that are being offered by this prospectus. This is not meant to be a complete description of the CUSA Notes and/or the Guaranty.

General

The CUSA Indenture provides for the issuance of debt securities without limitation as to aggregate principal amount. The CUSA Notes will be issued in a single series, will be unsecured, and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of CUSA. Accordingly, ownership of CUSA Notes means you are one of CUSA’s unsecured creditors. The CUSA Indenture does not limit the amount of other indebtedness or securities that may be issued by CUSA or its subsidiaries. The CUSA Notes will be structurally subordinated to any debt securities issued by its subsidiaries and any other indebtedness and liabilities of its subsidiaries.

The CUSA Notes will be issued in whole or in part in the form of one or more global securities registered in the name of DTC or its nominee and, in such case, beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—The Depository Trust Company” below.

The CUSA Notes offered by this registration statement will bear interest at 5.750% rate per annum payable semiannually on May 15 and November 15 to holders of record on May 1 and November 1, commencing on November 15, 2023, and will mature on May 15, 2026. Interest on the CUSA Notes will accrue from (and include) May 15, 2023.

Guaranty

The CUSA Notes will be guaranteed by Chevron. The CUSA Notes shall be fully and unconditionally guaranteed by the Guarantor as to (i) the prompt payment by CUSA of the outstanding principal of the CUSA Notes when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, (ii) the prompt payment by CUSA of any interest and any premium payable with respect to the outstanding principal of all CUSA Notes when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise; and (iii) the payment of all other sums owing from CUSA under the CUSA Notes when and as the same shall become due, all in accordance with the terms of the CUSA Notes and the CUSA Indenture (the payment obligations by Chevron identified in subparagraphs (i) through (iii) being collectively referred to herein as the “Guaranteed Obligations”). All payments by the Guarantor shall be made in lawful money of the United States of America. The Guaranty shall be unsecured and unsubordinated indebtedness of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness for borrowed money of the Guarantor.

The Guaranty shall terminate and be of no further force and effect (i) subject to customary contingent restatement provisions, upon payment in full of the aggregate principal amount of all applicable CUSA Notes then outstanding and all other Guaranteed Obligations of the Guarantor then due and owing or (ii) upon legal or covenant defeasance of CUSA’s obligations in accordance with the terms of the CUSA Indenture or the full satisfaction and discharge of the CUSA Indenture with respect to all CUSA Notes issued thereunder; provided that all Guaranteed Obligations incurred to the date of such satisfaction and discharge have been paid in full.

Under the CUSA Indenture, the Guarantor covenants that so long as it has any outstanding obligations under the Guaranty, it will maintain its corporate existence, will not dissolve, sell or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided that the Guarantor may, without violating such covenants, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entirety and thereafter dissolve, if (i) the surviving corporation shall be incorporated and existing under the laws of one of the States of the United States of America, (ii) the surviving corporation assumes, if such corporation is not the Guarantor, all of the obligations of the Guarantor under the Guaranty, (iii) the surviving corporation CUSA is not, after such transaction, otherwise in default under any provisions of the CUSA Indenture and (iv) the Trustee receives from the Guarantor an officers’ certificate and an opinion of counsel that the transaction and any supplemental indenture, as the case may be, complies with the applicable provisions of the CUSA Indenture.

The Guaranty will provide that in the event of a default in the payment of principal of and any interest and any premium which may be payable by CUSA in respect of the CUSA Notes, the holder of such CUSA Note may institute legal proceedings directly against the Guarantor to enforce the Guaranty without proceeding first against CUSA.

Redemption

CUSA Notes may be redeemed by CUSA at any time prior to May 15, 2024, in whole or in part, at a redemption price equal to 101.438% of the principal amount of CUSA Notes being redeemed. CUSA Notes may be redeemed by CUSA at any time on or after May 15, 2024, in whole or in part, at a redemption price equal to 100% of the principal amount of the CUSA Notes to be redeemed. In each case, accrued but unpaid interest will be payable to, but not including, the redemption date.

Upon a redemption election, CUSA will notify the Trustee of the redemption date and the principal amount of CUSA Notes to be redeemed. If less than all of the CUSA Notes are to be redeemed, the particular CUSA Notes to be redeemed will be selected by the Trustee in accordance with DTC’s procedures.

Notice of redemption will be given to each holder of the CUSA Notes to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption. This notice will identify the CUSA Notes to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding notes of such CUSA Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the CUSA Notes to be redeemed; the place or places where the CUSA Notes are to be surrendered for payment of the redemption price; and the CUSIP number of the debt securities to be redeemed.

By no later than 11:59 a.m. (New York City time) on the redemption date, CUSA will deposit or cause to be deposited with the Trustee or with a paying agent an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date) accrued interest on, all of the CUSA Notes or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the CUSA Notes to be redeemed, and interest, if any, on the CUSA Notes to be redeemed will cease to accrue from and after that date. Upon surrender of any CUSA Notes for redemption, CUSA will pay those notes surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed CUSA Notes registered on the relevant regular record date, subject to the applicable procedures of DTC.

Any CUSA Notes to be redeemed only in part must be surrendered at the office or agency established by CUSA for such purpose, and CUSA will execute, and the Trustee will authenticate and deliver to a holder without service charge, new notes of the same series and of like tenor, of any authorized denominations as requested by such holder, in a principal amount equal to and in exchange for the unredeemed portion of such notes that such holder surrenders.

Covenants of CUSA

The CUSA Indenture sets forth limited covenants that will apply to the CUSA Notes. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by CUSA or the Guarantor and their respective subsidiaries;

•	limit CUSA’s or the Guarantor’s ability or that of their respective subsidiaries to issue, assume or guarantee debt secured by liens (including in connection with any consolidation or merger);

•	restrict CUSA or the Guarantor from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock; or

•	place any restrictions on sale and leaseback transactions.

Certain other debt securities of Chevron or CUSA outstanding at any time may benefit from one or more of the type of covenants noted above.

The holders of at least a majority in aggregate principal amount of the outstanding CUSA Notes may, on behalf of the holders of all CUSA Notes, waive compliance by CUSA with certain reporting requirements and restrictive provisions of the CUSA Indenture.

Consolidation, Merger and Sale of Assets

The CUSA Indenture provides that CUSA may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of its properties and assets to another person; provided that the following conditions are satisfied:

•

CUSA is the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the CUSA Notes) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not CUSA) will expressly assume, by supplemental indenture, all of CUSA’s obligations under the CUSA Notes and the CUSA Indenture;

•	immediately after giving effect to such transaction, no default or event of default under the CUSA Indenture has occurred and is continuing;

•

the Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guaranty shall apply to such Successor’s obligations under the CUSA Notes and the CUSA Indenture; and

•

the Trustee receives from CUSA an officers’ certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the CUSA Indenture.

If CUSA consolidates or merges with or into any other person or sells, transfers, leases or conveys all or substantially all of its properties and assets in accordance with the CUSA Indenture, the Successor will be substituted for CUSA in the CUSA Indenture, with the same effect as if it had been an original party to the CUSA Indenture. As a result, the Successor may exercise CUSA’s rights and powers under the CUSA Indenture, and CUSA will be released from all its liabilities and obligations under the CUSA Indenture and under the CUSA Notes.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

The CUSA Indenture defines an event of default with respect to any particular series of debt securities as any one of the following events:

•	default in the payment of interest on any debt securities of a series issued under the CUSA Indenture for 30 days after becoming due;

•	default in the payment of the principal of or any premium, if any, on any debt securities of a series issued under the CUSA Indenture at its stated maturity date;

•	default in the deposit of any sinking fund payment when and as due by the terms of any series of securities issued under the CUSA Indenture;

•

default in the performance or breach of any other covenant or warranty in the CUSA Indenture (other than a covenant included in the CUSA Indenture solely for the benefit of any series of debt securities other than that series) for 90 days after notice to CUSA by the Trustee or to CUSA and the Trustee by the holders of at least twenty-five percent (25%) in principal amount of the debt securities of all series affected;

•	particular events of bankruptcy, insolvency or similar reorganization of CUSA or the Guarantor; or

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities issued by CUSA under the CUSA Indenture will not necessarily constitute an event of default with respect to any other series of debt securities issued by CUSA. If an event of default with respect to CUSA Notes occurs and is continuing, the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of CUSA Notes may declare the principal amount of all of the CUSA Notes, together with any accrued interest, to be immediately due and payable. Under certain conditions, such a declaration may be annulled. Notwithstanding the foregoing, if an event of default pursuant to events of bankruptcy, insolvency or similar reorganization of CUSA or the Guarantor occurs, the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the CUSA Notes shall become and be immediately due and payable without further action or notice on the part of the Trustee or any holder.

The CUSA Indenture provides that the Trustee shall, within 90 days after the occurrence of a default actually known to the Trustee, give the holders of CUSA Notes notice of all uncured defaults actually known to one of its responsible officers (the term “default” to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest on any CUSA Notes, the Trustee shall be fully protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the CUSA Notes.

CUSA will be required to furnish to the Trustee annually a statement by the principal financial officer, the principal executive officer, or the principal accounting officer of CUSA stating whether or not, to the best of his or her knowledge, CUSA is in default in the performance and observance of any of the terms, provisions and conditions under the CUSA Indenture and, if CUSA is in default, specifying each such default and what actions have been taken to cure such default.

The holders of a majority in principal amount of the outstanding notes of all notes issued by CUSA affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes of CUSA, and to waive certain defaults with respect thereto. The CUSA Indenture provides that in case an event of default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the CUSA Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the CUSA Indenture at the request of any of the holders of CUSA Notes unless they shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

The holders of not less than a majority in aggregate principal amount of the CUSA Notes may, on behalf of the holders of all CUSA Notes, waive any past default and its consequences under the CUSA Indenture with respect to the CUSA Notes, except a default (1) in the payment of principal or premium, if any, or interest on the CUSA Notes or (2) in respect of a covenant or provision of the CUSA Indenture that cannot be modified or amended without the consent of the holder of each CUSA Note. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the CUSA Indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Modifications and Waivers

Modification and amendments of the CUSA Indenture and the CUSA Notes may be made by CUSA, the Guarantor, and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding CUSA Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding CUSA Note:

•	change the stated maturity of the principal of, premium, if any, or installment of interest on, any CUSA Note;

•

reduce the principal amount of any CUSA Note or reduce the amount of the principal of any CUSA Note which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any CUSA Note;

•	reduce any premium payable on the redemption of any CUSA Note or change the date on which any CUSA Note may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any CUSA Note is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any CUSA Note (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding CUSA Notes, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of CUSA Notes in the CUSA Indenture or any CUSA Note;

•

modify any of the provisions in the CUSA Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of CUSA Notes except to increase any percentage vote required or to provide that certain other provisions of the CUSA Indenture cannot be modified or waived without the consent of the holder of each CUSA Note affected thereby; or

•	modify any of the above provisions.

CUSA, the Guarantor, and the Trustee may, without the consent of any holders, modify or amend the terms of the CUSA Indenture and the CUSA Notes with respect to the following:

•	to add to CUSA’s covenants for the benefit of holders of the CUSA Notes or to surrender any right or power conferred upon such issuer;

•

to evidence the succession of another person to, and the assumption by the successor of CUSA’s covenants, agreements and obligations under, the CUSA Indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•

to evidence the succession of another corporation to, and the assumption by the successor of the Guarantor’s covenants, agreements and obligations under, the CUSA Indenture pursuant to the covenant described under “—Guaranty”;

•	to add any additional events of default for the benefit of holders of the CUSA Notes;

•	to add one or more guarantees or co-obligors for the benefit of holders of the CUSA Notes;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the CUSA Notes and/or to add to or change any of the provisions of the CUSA Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the CUSA Indenture by more than one trustee;

•	to provide for the issuance of additional CUSA Notes or other debt securities of CUSA;

•	to establish the form or terms of CUSA Notes as permitted by the CUSA Indenture;

•	to comply with the roles of any depositary;

•	to secure the CUSA Notes;

•	to add or change any of the provisions of the CUSA Indenture as necessary to permit the issuance of CUSA Notes in uncertificated form;

•

to add to, change or eliminate any of the provisions of the CUSA Indenture in respect of one or more debt securities issued by CUSA; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt securities with respect to such provision or (b) shall become effective only when there are no debt securities described in clause (a)(1) outstanding;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of CUSA Notes in any material respect;

•

to supplement any of the provisions of the CUSA Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of CUSA Notes pursuant to the CUSA Indenture; provided that any such action shall not adversely affect the interests of the holders of CUSA Notes in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the CUSA Notes may be listed or traded; or

•

to add to, change or eliminate any of the provisions of the CUSA Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of CUSA Notes in any material respect.

Defeasance and Discharge

CUSA may discharge certain obligations to holders of CUSA Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the CUSA Notes have become due and payable) or to the maturity thereof or the redemption date of CUSA Notes, as the case may be. CUSA may direct the Trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The CUSA Indenture provides that CUSA may elect either (1) to defease and be discharged from any and all obligations with respect to CUSA Notes (except for, among other things, obligations to register the transfer or exchange of the CUSA Notes, to replace temporary or mutilated, destroyed, lost or stolen CUSA Notes, to maintain an office or agency with respect to the CUSA Notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from CUSA’s obligations to comply with the restrictive covenants under the CUSA Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to CUSA Notes and the fourth and sixth bulleted provision under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by CUSA with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the CUSA Notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal or premium, if any, and interest on the CUSA Notes on the scheduled due dates therefor.

If CUSA effects covenant defeasance with respect to the CUSA Notes, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the CUSA Notes at the time of the stated maturity but may not be sufficient to pay amounts due on the CUSA Notes at the time of the acceleration resulting from such event of default. However, CUSA would remain liable to make payment of such amounts due at the time of acceleration.

CUSA will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the CUSA Notes to recognize income, gain or loss for U.S. federal income tax purposes. If CUSA elects legal defeasance, that opinion of counsel must be based upon a ruling from the IRS or a change in law to that effect.

CUSA may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

Governing Law

The CUSA Indenture, the CUSA Notes, and the Guaranty will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

The CUSA Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Except as hereinafter set forth, the CUSA Notes will be available in book-entry form only. The term “depositary” as used in this prospectus refers to DTC or any successor depositary.

Holders of CUSA Notes may hold interests in the global notes either through DTC or through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in such systems, or indirectly through organizations which are participants in such systems.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

None of CUSA, the Guarantor or the Trustee will have any responsibility, obligation or liability to any participant, to any indirect participant or to any beneficial owner with respect to:

•	the accuracy of any records maintained by DTC, Cede & Co., any participant or any indirect participant;

•	the payment by DTC or any participant or indirect participant of any amount with respect to the principal of or interest on the CUSA Notes;

•	any notice which is permitted or required to be given to registered owners of CUSA Notes under the CUSA Indenture; or

•	any consent given or other action taken by DTC as the registered owner of the CUSA Notes, or by participants as assignees of DTC as the registered owner of each issue of CUSA Notes.

The Depository Trust Company

DTC has advised CUSA and the Guarantor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the depositary only through direct or indirect participants.

DTC also advises that pursuant to procedures established by it, upon deposit by CUSA of the global notes with DTC or its custodian, DTC or its nominee will credit, on its internal system, the respective principal amounts of the CUSA Notes represented by such global notes to the accounts of direct participants. Ownership of beneficial interests in notes represented by the global notes will be limited to participants or persons that hold interests through participants. Ownership of such beneficial interests in CUSA Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of direct participants), or by direct and indirect participants or persons that may hold interests through such participants (with respect to persons other than participants).

So long as the depositary or its nominee is the registered owner of a global note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the CUSA Notes represented thereby for all purposes under the CUSA Indenture. Except as hereinafter provided, owners of beneficial interests in the global notes will not be entitled to have the CUSA Notes represented by a global note registered in their names, will not receive or be entitled to receive physical delivery of such CUSA Notes in definitive form and will not be considered the owners or holders thereof under the CUSA Indenture. Unless and until a global note is exchanged in whole or in part for individual certificates evidencing the CUSA Notes represented thereby, such global note may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor depositary.

Payments of principal of and interest on the CUSA Notes represented by a global note will be made to the depositary or its nominee, as the case may be, as the registered owner of the CUSA Notes. CUSA and the Guarantor have been informed by DTC that, upon receipt of any payment on the global notes, DTC’s practice is to credit participants’ accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the CUSA Notes represented by the global notes as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the CUSA Notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in CUSA Notes represented by the global notes to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

CUSA will recognize DTC or its nominee as the sole registered owner of the CUSA Notes for all purposes, including notices and consents. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory and regulatory requirements as may be in effect from time to time.

So long as the CUSA Notes are outstanding in the form of global notes registered in the name of DTC or its nominee Cede & Co.:

•	all payments of interest on and principal of the CUSA Notes shall be delivered only to DTC or Cede & Co.;

•	all notices delivered by CUSA or the Trustee pursuant to the CUSA Indenture shall be delivered only to DTC or Cede & Co.; and

•

all rights of the registered owners of CUSA Notes under the CUSA Indenture, including, without limitation, voting rights, rights to approve, waive or consent, and rights to transfer and exchange CUSA Notes, shall be rights of DTC or Cede & Co.

The beneficial owners of the CUSA Notes must rely on the participants or indirect participants for timely payments and notices and for otherwise making available to the beneficial owner rights of a registered owner. No assurance can be provided that in the event of bankruptcy or insolvency of DTC, a participant or an indirect participant through which a beneficial owner holds interests in the CUSA Notes, payment will be made by DTC, such participant or such indirect participant on a timely basis.

The DTC rules applicable to its participants are on file with the Commission. More information about DTC can found at . Except for the documents specifically incorporated by reference into this prospectus, information contained on DTC’s website or that can be accessed through the website does not constitute a part of this prospectus. CUSA has included this website address only as an inactive textual reference and does not intend it to be an active link to the website.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by CUSA within 90 days, CUSA will issue individual CUSA Notes in definitive form in exchange for the global notes. In addition, CUSA may at any time and in its sole discretion determine not to have the CUSA Notes in the form of a global security, and, in such event, CUSA will issue individual CUSA Notes in definitive form in exchange for the global notes. In either instance, CUSA will issue CUSA Notes in definitive form, equal in aggregate principal amount to the global notes, in such names and in such principal amounts as the depositary shall direct. CUSA Notes so issued in definitive form will be issued as fully registered notes in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000.

Clearstream Banking, société anonyme

Clearstream has advised CUSA and the Guarantor that it is a limited liability company organized under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank in Luxembourg, and as such, is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly. Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear System

The Euroclear System has advised CUSA and the Guarantor that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.

Euroclear is operated by the Euroclear Operator under a contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the “Euroclear Clearance System.” The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect DTC participant.

The Euroclear Operator is a Belgian bank, which is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants. Distributions with respect to CUSA Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Concerning the Trustee

Deutsche Bank Trust Company Americas shall serve as the Trustee for the CUSA Notes.

The CUSA Indenture provides that there may be more than one trustee under the CUSA Indenture, each for one or more series of debt securities issued by CUSA. If there are different trustees for different series of debt securities issued by CUSA, each trustee will be a trustee of a trust under the CUSA Indenture separate and apart from the trust administered by any other trustee under the CUSA Indenture. Except as otherwise indicated in this prospectus, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities issued by CUSA for which it is the trustee under the CUSA Indenture.

In certain instances, CUSA or the holders of a majority of the then-outstanding principal amount of a series of debt securities issued by CUSA may remove a trustee from one or more series of debt securities issued by CUSA for which it is a trustee under the CUSA Indenture and appoint a successor trustee to such series of debt securities issued by CUSA.

From time to time, a trustee may also serve as trustee under other indentures relating to debt securities issued by CUSA, the Guarantor or affiliated companies and may engage in commercial transactions with CUSA, the Guarantor and affiliated companies. Further, a trustee may become the owner or pledgee of any of the debt securities for which it is a trustee under the CUSA Indenture with the same rights and powers it would have if it were not the trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax consequences (i) of the exchange of Old Notes for the Exchange Consideration or Total Consideration, as the case may be, pursuant to the exchange offer, (ii) of the ownership of the CUSA Notes acquired in the exchange offer, and (iii) to holders of Old Notes that do not tender their Old Notes pursuant to the exchange offer. It applies to you only if (i) you participate in the exchange offer, you acquire your CUSA Notes in the exchange offer and you hold your Old Notes and CUSA Notes as capital assets for U.S. federal income tax purposes, or (ii) you do not participate in the exchange offer and you hold your Old Notes as capital assets for U.S. federal income tax purposes.

This discussion is based on the Internal Revenue Code (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the IRS and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This summary addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including U.S. federal estate and gift tax consequences, foreign, state or local tax consequences, tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax and special tax accounting rules under Section 451 of the Code. Further, this discussion does not address all of the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under the Code, such as:

•	dealers in securities or currencies,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	banks and other financial institutions,

•	insurance companies,

•	regulated investment companies, real estate investment trusts and tax-exempt entities (including private foundations),

•	persons holding Old Notes or CUSA Notes in tax-deferred accounts,

•	persons that hold the Old Notes or the CUSA Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes,

•	persons that are, or that hold their notes through, partnerships (including entities that are treated as partnerships for U.S. federal income tax purposes) or other pass-through entities,

•	U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar,

•	“controlled foreign corporations” or “passive foreign investment companies,” each as defined in the Code, and

•	former U.S. citizens or long-term residents.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds the Old Notes or the CUSA Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Old Notes or the CUSA Notes, you should consult your tax advisor regarding the tax consequences of the exchange offer and the ownership of CUSA Notes.

For purposes of this discussion a U.S. Holder means a beneficial owner of Old Notes or CUSA Notes that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States,

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia,

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•

a trust if (i) the administration of the trust is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A Non-U.S. Holder means any beneficial owner of Old Notes or CUSA Notes that is not a partnership (or an entity that is treated as a partnership for U.S. federal income tax purposes) and is not a U.S. Holder.

Please consult your own tax advisor concerning the consequences of the exchange offer and of owning the CUSA Notes, or of retaining the Old Notes, due to your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Certain Additional Payments

We may become obligated to pay amounts in excess of the stated interest and principal payable on the CUSA Notes and/or in advance of their scheduled payment dates, as described under “Comparison of the CUSA Notes and the Old Notes—Optional Redemption.” The foregoing contingencies may implicate the provisions of U.S. Treasury Regulations governing “contingent payment debt instruments,” which could cause the timing, amount and character of a holder’s income, gain or loss with respect to the CUSA Notes to be different from those discussed herein. Although the issue is not free from doubt, we intend to take the position, and this discussion assumes, that the foregoing contingencies do not result in the CUSA Notes being treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations. Our position that the CUSA Notes are not contingent payment debt instruments is binding on a holder of a CUSA Note unless such holder explicitly discloses to the IRS on its tax return for the year in which such holder acquires the CUSA Note that it is taking a contrary position. However, our position is not binding on the IRS. If the IRS takes a position contrary to that described above, a holder that is subject to U.S. federal income tax may be required to accrue interest income on a CUSA Note based upon a “comparable yield” (as defined below) determined at the time of issuance of the CUSA Note, regardless of its regular method of tax accounting for U.S. federal income tax purposes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. The “comparable yield” is the yield at which we would issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the CUSA Note. In addition, any gain on the sale, exchange, redemption, retirement or other taxable disposition of the CUSA Note generally would be recharacterized as ordinary income. Holders should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the CUSA Notes.

Tax Consequences to Exchanging U.S. Holders

The Exchange Offer

Characterization of the Exchange of Old Notes for the Exchange Consideration or the Total Consideration, as the Case May Be

The exchange of the Old Notes for the Exchange Consideration or the Total Consideration, as the case may be, pursuant to the exchange offer will constitute a taxable disposition of the Old Notes for U.S. federal income tax purposes.

Tax Consequences of the Early Participation Premium

The tax treatment of the Early Participation Premium is uncertain. The Early Participation Premium may be treated as additional consideration received for the Old Notes, in which case the Early Participation Premium would be taken into account in determining your gain or loss in respect of the exchange. The Early Participation Premium could conceivably be treated, however, as a separate fee or interest, in which case the Early Participation Premium would be treated as ordinary income and separately taxable. We intend to treat the Early Participation Premium as additional consideration received for the Old Notes, and the remainder of this discussion assumes that the Early Participation Premium will be so treated. However, no assurances can be given that the IRS will agree with our intended position.

General Tax Consequences of Exchange of Old Notes for the Exchange Consideration or the Total Consideration, as the Case May Be

You will recognize gain or loss on the exchange of Old Notes for the Exchange Consideration or the Total Consideration, as the case may be in an amount equal to the difference between the amount you realize on the exchange and your adjusted tax basis in the Old Notes. The amount you realize in the exchange will equal (a) the issue price of the CUSA Notes you receive in the exchange (determined in the manner described below), plus (b) any cash consideration you receive in the exchange, minus (c) the accrued and unpaid interest on the Old Notes at the time of the exchange (which, as described below, will be includable in your gross income as interest income at the time of the exchange, to the extent it has not then been previously so included). For the avoidance of doubt, any Exchange Consideration that you do not receive by reason of rounding downwards the principal amount of the CUSA Notes you receive to the nearest integral multiple of $1,000 (as described under “The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer and Consent Solicitation”) will not be included in your amount realized.

Your adjusted tax basis in your Old Notes will generally be the U.S. dollar cost of such notes, increased by any market discount previously included in income with respect to your Old Notes, and decreased (but not below zero) by any bond premium that you have amortized with respect to the Old Notes.

The issue price of the CUSA Notes will depend on whether the Old Notes and the CUSA Notes are treated as “publicly traded” on the Settlement Date for U.S. federal income tax purposes. If a CUSA Note is treated as publicly traded on the Settlement Date, then the issue price of such CUSA Note will generally equal the fair market value of the CUSA Note as of the Settlement Date (including the value attributable to accrued interest on the CUSA Note). If a CUSA Note is not treated as publicly traded on the Settlement Date, but the Old Note in respect of which such CUSA Note is issued is treated as publicly traded on the Settlement Date, then the issue price of such CUSA Note will generally equal the fair market value of the Old Note as of the Settlement Date, minus any cash received in respect of such Old Note. If neither the CUSA Note nor the Old Note in respect of which such CUSA Note is issued is treated as publicly traded, then the issue price of such CUSA Note will generally equal the principal amount of the CUSA Note, plus accrued interest on the CUSA Note as of the Settlement Date.

Although no assurances can be given in this regard, we anticipate that that the Old Notes and the CUSA Notes will each be treated as publicly traded for U.S. federal income tax purposes. Accordingly, we expect to take the position that the issue price of the CUSA Notes will equal the fair market value of such CUSA Notes on the Settlement Date.

We will make available our determination of the issue price for the CUSA Notes in a manner consistent with applicable Treasury regulations. Our determination of the issue price is binding on a holder unless such holder properly discloses a different position to the IRS on a timely filed U.S. federal income tax return for the year of the exchange of the Old Notes for the CUSA Notes.

Except as described below with respect to accrued market discount, gain or loss that you recognize upon an exchange of Old Notes for the Exchange Consideration or the Total Consideration, as the case may be, generally will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the Old Notes is more than one year at the time of the exchange. Long-term capital gain of a non-corporate U.S. Holder is generally taxable at preferential rates; the deductibility of capital losses is subject to limitations.

Market Discount

You will be considered to have acquired an Old Note with market discount if the stated principal amount (the adjusted issue price for an Old Note issued with OID) of such Old Note exceeds your initial tax basis for such Old Note by more than a de minimis amount. If your Old Notes were acquired with market discount, any gain that you recognize on the exchange of Old Notes for the Exchange Consideration or the Total Consideration, as the case may be, would be treated as ordinary income to the extent of the market discount that accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Payment for Accrued and Unpaid Interest

You will be treated as having received at the time of the exchange a payment of the accrued and unpaid interest on Old Notes exchanged for the Exchange Consideration or the Total Consideration, as the case may be, which will be treated as ordinary income for U.S. federal income tax purposes to the extent not previously included in income.

Ownership of the CUSA Notes

Pre-issuance Accrued Interest

A portion of the first interest payment on the CUSA Notes will be attributable to interest that accrued on the CUSA Notes prior to their issuance (“pre-issuance accrued interest”). You should not include the payment of such pre-issuance accrued interest in income (as such pre-issuance accrued interest will have been taken into income no later than at the time of the exchange, as noted above), but rather should treat such payment as a non-taxable return of capital on the CUSA Notes. In addition, you should reduce your tax basis in your CUSA Notes by the amount of such non-taxable return of capital.

Payments of Interest

Subject to the discussion above regarding pre-issuance accrued interest and the discussion below under “Original Issue Discount,” stated interest on the CUSA Notes generally will be taxable to you as ordinary interest income at the time that it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If the issue price of a the CUSA Notes (determined in the manner described above under “The Exchange Offer—General Tax Consequences of Exchange of Old Notes for CUSA Notes”) were less than their principal amount by an amount that is more than or equal to the de minimis amount, your CUSA Notes would be treated as issued with OID in an amount equal to such difference. The de minimis amount equals 1⁄4 of 1 percent of a CUSA Note’s principal amount multiplied by the number of complete years to its maturity. You would be required to include such OID in income on a constant yield method over the term of the CUSA Notes even if you did not receive a cash payment in respect of the OID.

Bond Premium

If the issue price of a CUSA Note exceeded its stated principal amount, the CUSA Note would be treated as issued with bond premium. Generally, you may elect to amortize such bond premium as an offset to stated interest income in respect of the CUSA Note, using a constant yield method prescribed under applicable Treasury regulations, over the remaining term of the CUSA Notes. If you elected to amortize bond premium, you would reduce your basis in the CUSA Notes by the amount of the premium used to offset stated interest. Because the CUSA Notes may be redeemed prior to maturity (as described under “Description of CUSA Notes”), any amortizable bond premium deductions otherwise allowable may be eliminated, reduced or deferred. You should consult your tax advisor regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, Exchange or other Disposition

Upon the sale, exchange or other disposition of CUSA Notes, you will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other disposition (excluding accrued but unpaid stated interest, which generally will be taxable as interest to the extent not previously included in income) and your adjusted tax basis in the CUSA Notes. Your adjusted tax basis in the CUSA Notes would be the issue price of the CUSA Notes, increased by any OID previously included in income with respect to your CUSA Notes, and decreased (but not below zero) by bond premium that you have amortized with respect to the CUSA Notes and any pre-issuance accrued interest that you received in respect of the CUSA Notes.

Gain or loss that you recognize upon the sale, exchange or other disposition of CUSA Notes will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the CUSA Notes is more than one year at the time of the sale, exchange or other disposition. Your holding period for the CUSA Notes will not include your holding period for the Old Notes exchanged and will begin on the day after the Settlement Date. Long-term capital gain of a non-corporate U.S. Holder is generally taxable at preferential rates; the deductibility of capital losses is subject to limitations.

Tax Consequences to Exchanging Non-U.S. Holders

Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies,” and such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

The Exchange Offer

Gain Recognized in Exchange

Subject to the discussions below in respect of Early Participation Premium and under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” you generally will not be subject to U.S. federal income tax on capital gain realized through the exchange offer, unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), in which case such gain will be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder; or

•

you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions are met, in which case the gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable treaty), which may be offset by U.S.-source capital losses, provided you have timely filed U.S. federal income tax returns with respect to such losses.

If you are a corporate Non-U.S. Holder, effectively connected gains that you recognize may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate unless you are eligible for the benefits of an income tax treaty that reduces or eliminates the branch profits tax.

As discussed above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offer—Tax Consequences of the Early Participation Premium,” however, the Early Participation Premium could conceivably be treated as a separate fee or interest, in which case the receipt of the Early Participation Premium by a

Non-U.S. Holder could possibly be subject to U.S. federal withholding tax of 30%, unless reduced or eliminated by an applicable treaty. We intend to treat the Early Participation Payment paid to Non-U.S. Holders as additional consideration for the Old Notes that is not subject to U.S. withholding tax. However, no assurances can be given that the IRS or an applicable withholding agent, as the case may be, will agree with our intended position.

Accrued Interest Income

If you are a Non-U.S. Holder of Old Notes, and subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” you generally would not be subject to U.S. federal withholding tax on income attributable to accrued but unpaid interest provided you qualify for an exemption from U.S. federal income tax with respect to such interest. For the general requirements of the exemption, see “—Ownership of the CUSA Notes—Interest,” below (substituting references to ownership of CUSA stock for references to ownership of PDC stock). If the interest is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), such interest would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder, and if you are a foreign corporation, may also be subject to an additional 30% branch profits unless you are eligible for the benefits of an income tax treaty that reduces or eliminates the branch profits tax.

Ownership of the CUSA Notes

The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective exchanging Non-U.S. Holders should consult with their own tax advisors to determine the impact of federal, state, local, and non-U.S. laws with regard to the CUSA Notes.

Interest

Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on payments of interest (including payments of OID, if any) on a CUSA Note, provided that

•	the Non-U.S. Holder is not:

•	a direct or indirect, actual or constructive owner of 10% or more of the total combined voting power of all of Chevron Corporation’s voting stock,

•	a controlled foreign corporation related, directly or indirectly, to Chevron Corporation through stock ownership, or

•	a bank whose receipt of interest on a CUSA Note is pursuant to a loan agreement entered into in the ordinary course of business;

•	such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

•

the Non-U.S. Holder certifies under penalties of perjury (generally on the appropriate IRS Form W-8, or other appropriate form) that it is not a U.S. person and certain other certification requirements are satisfied.

A Non-U.S. Holder that is not exempt from tax under these rules will be subject to U.S. federal income tax withholding at a rate of 30% unless:

•	the income is effectively connected with the conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

Except to the extent provided by an applicable income tax treaty, interest on a CUSA Note that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States will be subject to U.S. federal income tax on a net basis generally in the same manner as if that Non-U.S. Holder were a U.S. Holder (and, if received by a Non-U.S. Holder that is a corporation, may also be subject to a 30% branch profits tax unless reduced or eliminated by an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides CUSA or the paying agent with an IRS Form W-8ECI. To claim the benefit of an applicable income tax treaty, a Non-U.S. Holder must timely provide the appropriate and properly executed IRS forms.

Non-U.S. Holders may be required to update their IRS Forms W-8 periodically.

Disposition of Notes

Subject to the rules described below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on gain from the sale or other taxable disposition of a CUSA Note unless:

•

such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and, if required under an applicable income tax treaty, attributable to a permanent establishment in the United States, or

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and meets certain other requirements.

Except to the extent provided by an applicable income tax treaty, a Non-U.S. Holder will be subject to U.S. federal income tax on a net basis generally in the same manner as if that Non-U.S. Holder were a U.S. Holder with respect to gain from the sale or disposition of a CUSA Note that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and Non-U.S. Holders that are corporations may also be subject to a 30% branch profits tax unless reduced or eliminated by an applicable income tax treaty). If such gain is realized by a Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year of disposition (and certain other conditions are met), then such individual will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of CUSA Notes) exceed capital losses allocable to U.S. sources, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. To claim the benefit of an applicable income tax treaty, the Non-U.S. Holder must timely provide the appropriate and properly executed IRS forms.

Tax Consequences to Non-Exchanging Holders

The U.S. federal income tax treatment of holders who do not tender their Old Notes pursuant to the exchange offer would depend upon whether the adoption of the proposed amendments to the PDC Indenture results in a “deemed” exchange of “old” Old Notes for “new” Old Notes (the “Amended Notes”) for U.S. federal income tax purposes for such non-exchanging holders. In general, the modification of a debt instrument results in a deemed exchange of an “old” debt instrument for a “new” debt instrument (upon which gain or loss may be realized) if such modification is “significant” within the meaning of applicable Treasury regulations. Under those Treasury regulations, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury regulations further provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury regulations do not, however, define “customary accounting or financial covenants.”

If adoption of the proposed amendments does not constitute a significant modification of the Old Notes, then holders should not recognize gain or loss as a result of the adoption of the proposed amendments. Although there is no authority directly on point and the matter is thus unclear, we intend to treat the adoption of the proposed amendments as not constituting a significant modification to the terms of the Old Notes with respect to non-exchanging holders. There can be no assurance, however, that the IRS will not successfully challenge the position that we intend to take.

If the IRS successfully asserts that the adoption of the proposed amendments resulted in a deemed exchange of the “old” Old Notes for Amended Notes to non-exchanging holders, whether such deemed exchange would be taxable to a non-exchanging holder would depend upon, among other things, whether such exchange qualifies as a tax-free recapitalization and whether the “old” Old Notes and Amended Notes qualify as “securities” for U.S. federal income tax purposes. If a deemed exchange does not qualify as a tax-free recapitalization, non-exchanging U.S. Holders would generally recognize taxable gain or loss on the deemed exchange.

For Non-U.S. Holders who do not exchange their Old Notes, there should be no material U.S. federal income tax consequences if the adoption of the proposed amendments is not treated as resulting in a deemed exchange (which is the position that we intend to take, as noted above). Even if the adoption of the proposed amendments results in a deemed exchange, Non-U.S. Holders generally would be subject to U.S. federal income tax on such deemed exchange only if the deemed exchange does not qualify as a tax-free recapitalization for U.S. federal income tax purposes, as discussed above, and then only as described above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offer—Gain Recognized in Exchange.”

In light of the uncertainty of the applicable rules, non-exchanging holders should consult their tax advisors regarding the risk that adoption of the proposed amendments constitutes a significant modification for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the proposed amendments are so treated and the U.S. federal income tax consequences of continuing to hold Old Notes after the adoption of the proposed amendments.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with payments on the CUSA Notes and the proceeds from a sale or other disposition of CUSA Notes, unless an exemption exists. A non-exempt U.S. Holder may be subject to U.S. backup withholding tax on those payments if it fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establishes an exemption from backup withholding. Payments of interest to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder. Copies of applicable IRS information returns may be made available, under the provisions of an applicable income tax treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides. A Non-U.S. Holder may be subject to additional U.S. information reporting and backup withholding tax on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of Non-U.S. Holders to claim the exemption from withholding tax on payments of interest on the CUSA Notes, described above, will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act and related Treasury regulations (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments of interest on the CUSA Notes made to (i) a foreign financial institution that has not entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders or alternatively complied with the terms of an applicable intergovernmental agreement (an “IGA”) between the United States and the jurisdiction in which such foreign financial institution operates, and does not otherwise qualify for an exception from the requirement to enter into such an agreement or (ii) a non-financial foreign entity, unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner or qualifies for an exception, under an IGA or otherwise, from such requirement. An IGA between the jurisdiction of a foreign recipient and the United States may modify the rules described in this paragraph. Treasury regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible FATCA withholding on the gross proceeds from any sale or other disposition of CUSA Notes, previously scheduled to apply beginning January 1, 2019. The Early Participation Premium, if treated as a separate fee rather than as additional consideration received for an Old Note, may be subject to withholding under FATCA in the same manner as interest payments as described above. We will not pay any additional amounts to holders in respect of any amounts withheld under FATCA. Holders should consult their tax advisors regarding the application of FATCA to the exchange offer, Old Notes and CUSA Notes.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any jurisdiction that would permit a public offering of the CUSA Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the Old Notes, the CUSA Notes or the Guaranty in any jurisdiction where action for that purpose is required. Accordingly, the CUSA Notes offered in the exchange offer may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offer may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or CUSA Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer manager, the solicitation agent, the exchange agent and the information agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offer to be made by a licensed broker or dealer and the dealer manager or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offer shall be deemed to be made by the dealer manager or such affiliate (as the case may be) on CUSA’s behalf in such jurisdiction.

The CUSA Notes will be issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. See “Description of the CUSA Notes—Description of the CUSA Notes—General.” CUSA will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the exchange offer an amount of CUSA Notes below the applicable minimum denomination.

European Economic Area

The CUSA Notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes:

a.	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

ii.

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

b.

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the CUSA Notes to be offered so as to enable an investor to decide to purchase or subscribe for the CUSA Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the CUSA Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the CUSA Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of CUSA Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of CUSA Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The CUSA Notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes:

a.	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); or

ii.

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

iii.	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (“UK Prospectus Regulation”); and

b.

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the CUSA Notes to be offered so as to enable an investor to decide to purchase or subscribe for the CUSA Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the CUSA Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the CUSA Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of CUSA Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of CUSA Notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

This communication is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “FPO”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the FPO (all such persons together being referred to as “relevant persons”). The CUSA Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such CUSA Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The dealer manager represents that, in connection with the distribution of the CUSA Notes, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of the CUSA Notes or any investments representing the CUSA Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to the CUSA Notes in, from or otherwise involving the United Kingdom.

Canada

The CUSA Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of any the CUSA Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the dealer manager and solicitation agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The CUSA Notes may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the CUSA Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to CUSA Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The CUSA Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and the dealer manager and solicitation agent has agreed that it will not offer or sell any CUSA Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The dealer manager and solicitation agent has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the dealer manager and solicitation agent has represented and agreed that it has not offered or sold any CUSA Notes or caused any CUSA Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any CUSA Notes or cause any CUSA Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the CUSA Notes, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where CUSA Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the CUSA Notes pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of CUSA Notes, CUSA has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the CUSA Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the CUSA Notes described herein. The CUSA Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus nor any other offering or marketing material relating to the CUSA Notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the Guaranty of the CUSA Notes issued by Chevron Corporation under this prospectus is being passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. The validity of the CUSA Notes issued by CUSA under this prospectus is being passed upon by Morgan, Lewis & Bockius LLP, Pittsburgh, Pennsylvania. Cleary Gottlieb Steen  & Hamilton LLP, New York, New York, will pass upon certain legal matters for the dealer manager and solicitation agent.

EXPERTS

The financial statements of Chevron Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Chevron Corporation for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of PDC Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of PDC Energy, Inc. for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHEVRON CORPORATION	CHEVRON U.S.A. INC.

OFFER TO EXCHANGE $750,000,000 of 5.750% SENIOR NOTES DUE 2026 OF PDC ENERGY, INC.

AND SOLICITATION OF CONSENTS TO AMEND THE RELATED INDENTURE

PROSPECTUS

The exchange agent and information agent for the exchange offer and consent solicitation for the Old Notes is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only):

(212) 709-3328

By Mail or Hand:

48 Wall Street, 22nd Floor

New York, New York 10005

Please Call Toll-Free: (888) 628-1041

Toll: (212) 269-5550

By E-mail:

chevron@dfking.com

Any questions or requests for assistance may be directed to the dealer manager and solicitation agent at the address and telephone number set forth below. Requests for additional copies of this prospectus may be directed to the exchange agent and information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offer and consent solicitation.

The dealer manager and solicitation agent for the exchange offer and the consent solicitation for the Old Notes is:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Liability Management Group

(800) 438-3242 (toll-free)

(212) 528-7581 (collect)

Email: us.lm@barclays.com

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Delaware Registrant – Chevron Corporation

Chevron Corporation is incorporated under the laws of the State of Delaware.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our amended and restated certificate of incorporation provides that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.

Both Article VIII of Chevron’s certificate of incorporation, as amended (“Chevron’s certificate of incorporation”) and Article VIII of Chevron’s by-laws, as amended (“Chevron’s By-Laws” and, together with Chevron’s certificate of incorporation, “Chevron’s organizational documents”) provide for indemnification of its directors, officers, employees and other agents and any person serving or having served, at the request of the corporation, as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan (“corporate servant” or “indemnified person”). Chevron’s organizational documents provide that, to the fullest extent permitted by the DGCL and without limiting any rights of indemnified persons, Chevron shall indemnify any corporate servant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative (“proceedings”), by reason of the fact that the person is or was a corporate servant against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the corporate servant. Chevron’s certificate of incorporation provides that Chevron Corporation’s board of directors is authorized, to the extent permitted by the DGCL, to cause the corporation to pay expenses incurred by corporate servants in defending proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of Article VIII of the certificate of incorporation or otherwise. Chevron’s By-Laws provide that Chevron shall pay expenses (including attorney’s fees) by an indemnified person who is a current or former director, officer or employee of Chevron Corporation in defending any such proceeding in advance of its final disposition; provided, however, that the advancement of expenses shall be made only upon delivery of an undertaking to Chevron, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnified person is not entitled to be indemnified for such expenses under Chevron’s By-laws or otherwise. All of the above rights are not exclusive of any other right to which any indemnified person may otherwise be entitled.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such a provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL regarding liability for unlawful dividends or stock repurchases and redemptions, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. Chevron’s certificate of incorporation provides for such limitation of liability in the case of Chevron Corporation directors, but does not limit the liability of Chevron Corporation officers.

The directors and officers of Chevron Corporation are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses not indemnifiable by Chevron Corporation in connection with the defense of actions, suits or proceedings, and certain liabilities not indemnifiable by Chevron Corporation that might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers.

The dealer manager and solicitation agent pursuant to the dealer manager agreement to be executed in connection with the exchange offer will agree in such agreement to indemnify directors and officers of Chevron Corporation, and persons controlling Chevron Corporation, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to Chevron Corporation by the dealer manager and solicitation agent to contribute to payments that may be required to be made in respect of these liabilities.

Pennsylvania Registrant – Chevron U.S.A. Inc.

CUSA is incorporated under the laws of the Commonwealth of Pennsylvania.

Under Section 1741 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”), a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, by reason of the fact that such person is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his or her conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL with respect to expenses (including attorneys’ fees) actually and reasonably incurred by such officer or director in connection therewith.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 (relating to third-party actions) or Section 1742 (relating to derivative and corporate actions) shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the officer or director’s official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against the officer or director or incurred by the officer or director in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify the officer or director against that liability under Subchapter D of Chapter 17 of the PBCL.

As permitted by Section 1713 of the PBCL, Section 2 of the By-Laws of CUSA, as amended and restated effective October 13, 2022 (the “CUSA By-Laws”), provides that, to the fullest extent permitted by law, no director of the corporation will be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, by such director.

Section 6 of the CUSA By-Laws provides for indemnification of its directors, officers, employees and other agents and any person serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, to the fullest extent permitted by law, provided that such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of CUSA and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. Pursuant to Section 1750 of the PBCL, Section 6 of the CUSA By-Laws provides that such indemnification shall inure to the benefit of the heirs, executors and administrators of any such indemnitee.

The directors and officers of CUSA are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses not indemnifiable by CUSA in connection with the defense of actions, suits or proceedings, and certain liabilities not indemnifiable by CUSA which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers.

The dealer manager and solicitation agent pursuant to the dealer manager agreement to be executed in connection with the exchange offer will agree in such agreement to indemnify directors and officers of CUSA, and persons controlling CUSA, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to CUSA by the dealer manager and solicitation agent or to contribute to payments that may be required to be made in respect of these liabilities.

Item 21. Exhibits and Financial Statement Schedules

3.1	Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and incorporated herein by reference.

3.2	By-laws of Chevron Corporation, as amended and restated December 7, 2022, filed as Exhibit 3.2 to Chevron Corporation’s Current Report on Form 8-K filed December 7, 2022, and incorporated herein by reference.

3.3	Amended and Restated Articles of Incorporation of Chevron U.S.A. Inc., dated December 31, 2013, filed as Exhibit 3.3 to Chevron Corporation’s Registration Statement on Form S-3 dated August 7, 2020 and incorporated herein by reference.

3.4*	By-Laws of Chevron U.S.A. Inc., as amended and restated on October 13, 2022.

4.1	Indenture, dated as of November 29, 2017, among PDC Energy, Inc., PDC Permian, Inc., as Guarantor and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee, filed as Exhibit 4.1 to PDC Energy, Inc’s Current Report on Form 8-K dated November 29, 2017, and incorporated herein by reference.

4.2*	Form of First Supplemental Indenture, among PDC Energy, Inc., PDC Permian, Inc., as Guarantor and U.S. Bank Trust Company, National Association, as Trustee.

4.3	Indenture, dated as of August 12, 2020, between Chevron U.S.A. Inc., as Issuer, Chevron Corporation, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee, filed as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K dated August 13, 2020, and incorporated herein by reference.

4.4*	Form of Third Supplemental Indenture, between Chevron U.S.A. Inc., as Issuer, Chevron Corporation, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee.

4.5*	Form of CUSA’s 5.750% Senior Notes due 2026 (included in Exhibit 4.4 to this registration statement).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

5.2*	Opinion of Morgan, Lewis & Bockius LLP.

22.1*	Subsidiary Issuer of Guaranteed Securities.

23.1#	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Chevron Corporation.

23.2#	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of PDC Energy, Inc.

23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP for Chevron Corporation (included in Exhibit 5.1 to this registration statement).

23.4*	Consent of Morgan, Lewis & Bockius LLP for Chevron U.S.A. Inc. (included in Exhibit 5.2 to this registration statement).

23.5#	Consent of Ryder Scott Company, L.P., Petroleum Consultants of PDC Energy, Inc.

23.6#	Consent of Netherland, Sewell & Associates, Inc., Petroleum Consultants of PDC Energy, Inc.

24.1*	Powers of Attorney for directors and certain officers of Chevron Corporation, authorizing, among other things, the signing of registration statements on their behalf.

24.2*	Powers of Attorney for directors and certain officers of Chevron U.S.A. Inc., authorizing, among other things, the signing of registration statements on their behalf.

24.3#	Powers of Attorney for certain officers of Chevron U.S.A. Inc., authorizing, among other things, the signing of registration statements on their behalf.

25.1*	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as trustee, with respect to the Indenture dated as of August 12, 2020.

25.2*	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as trustee, with respect to the Indenture dated as of August 12, 2020.

99.1#	Press Release dated August 3, 2023.

99.2#	Press Release dated August 14, 2023.

107*	Filing Fee Table

#	Filed herewith.
*	Previously filed.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

As follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(e), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)

That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron Corporation has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on August 15, 2023.

CHEVRON CORPORATION

By:	/s/ Michael K. Wirth
Michael K. Wirth
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 15, 2023.

Principal Executive Officer (and Director)	Directors

/s/ Michael K. Wirth Michael K. Wirth Chairman of the Board and Chief Executive Officer	* Wanda M. Austin
Principal Financial Officer	* John B. Frank

/s/ Pierre R. Breber Pierre R. Breber Vice President and Chief Financial Officer	* Alice P. Gast
Principal Accounting Officer	* Enrique Hernandez, Jr.

/s/ Alana K. Knowles Alana K. Knowles Vice President and Controller	* Marillyn A. Hewson
* Jon M. Huntsman Jr.

* Charles W. Moorman

* Dambisa F. Moyo

* Debra Reed-Klages

* D. James Umpleby III

* Cynthia J. Warner

*By:	/s/ Mary A. Francis
Mary A. Francis
Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron U.S.A. Inc. has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 15, 2023.

CHEVRON U.S.A. Inc.

By:	*
Bruce L. Niemeyer
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on August 15, 2023.

Principal Executive Officer (and Director)	Directors

* Bruce L. Niemeyer President and Director	* Christopher Cavote

Principal Financial Officer and Principal Accounting Officer	* Kari H. Endries

* Beth A. Claar Vice President and Treasurer	* Roderick Tremell Green

* Uriel M. Oseguera

*By	/s/ Mary A. Francis
Mary A. Francis
Attorney-In-Fact